              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                  ON APRIL 27, 1998 REGISTRATION NO. 333-49453

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   WORLDS INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                   NEW JERSEY
                          (STATE OR OTHER JURISDICTION
                        OF INCORPORATION OR ORGANIZATION)

                                      7370
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   22-1848316
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 15 UNION WHARF
                           BOSTON, MASSACHUSETTS 02109
                                  617-725-8900
                   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL
               EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                                  THOMAS KIDRIN
                                 C/O WORLDS INC.
                                 15 UNION WHARF
                           BOSTON, MASSACHUSETTS 02109
                                  617-725-8900
                       (NAME, ADDRESS AND TELEPHONE NUMBER
                              OF AGENT FOR SERVICE)

                                   Copies to:
                             IRVING ROTHSTEIN, ESQ.
                          HELLER, HOROWITZ & FEIT, P.C.
                               292 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                            TELEPHONE: (212) 685-7600
                            FACSIMILE: (212) 696-9459

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

The Company -- immediately upon effectiveness and continuously thereafter during the offering period.

Selling Security Holders -- at their desire after the effective date of the registration statement

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED        PROPOSED
                                                           MAXIMUM         MAXIMUM
             TITLE OF EACH CLASS        AMOUNT            OFFERING        AGGREGATE           AMOUNT OF
             OF SECURITIES TO BE         TO BE            PRICE PER       OFFERING          REGISTRATION
                 REGISTERED           REGISTERED          SECURITY        PRICE (1)              FEE
--------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value             7,294,000       $   1.00(2)    $7,294,000       $   2,210.30

Common Stock, $.001 Par Value(3)(4)         110,375       $   1.00       $  110,375       $      33.45

Common Stock, $.001 Par Value(3)(4)          50,000       $   5.00       $  250,000       $      75.76

Common Stock, $.001 Par Value(4)(5)         150,000       $   0.67       $  100,500       $      30.45
                                                          --------       ----------       ------------

Total                                                                    $7,754,875       $   2,349.96*
                                                                         ==========       ============

* $ 1,734.50 was previously paid with Registration Statement No. 333-44509 and is credit hereto. An additional $ 615.38 is included herewith.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457 under the Securities Act of 1933.

(2) As of the date of filing, there is no market for the registrant's securities. This price represents the price at which the registrant is offering its shares and the price last paid by investors for the registrant's securities.

(3) To be issued upon exercise of currently outstanding Common Stock Purchase Warrants.

(4) Pursuant to Rule 416, there is also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants or the Unit Purchase Option.

(5) To be issued upon exercise of currently outstanding stock options.

         The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             SUBJECT TO COMPLETION
                             DATED  APRIL 27, 1998

                                   WORLDS INC.

                                     [LOGO]

                        7,604,375 SHARES OF COMMON STOCK

         Worlds Inc. (the "Company") hereby offers up to 2,000,000 shares of its Common Stock, $.001 par value (the "Common Stock") on an "as-sold, best efforts" basis at a price of $1.00 per share. All funds raised during this offering which will extend for ninety days from the date hereof (unless extended by the Company for up to an additional 60 days) will be available to the Company immediately upon receipt. The Company has begun to contact registered broker dealers to act as selling agents, although the Company may sell some shares directly. The Company currently has no understandings or arrangements with anybody to act as selling agent. See "Risk Factors." If all the shares offered are sold without the use of agents, the Company should net approximately $1,900,000.

         In addition, the holders of 5,604,375 shares of Common Stock, which includes 150,000 shares of Common Stock underlying currently outstanding stock options (the "Option Shares") and 160,375 shares of Common Stock underlying currently outstanding warrants (the "Warrant Shares") (collectively, the "Selling Security Holders") offer their securities for resale pursuant to this Prospectus. Only the resale by the Selling Security Holders of the Option and Warrant Shares is being covered hereby and not their issuance by the Company. The proceeds from the sale of the securities offered by the Selling Security Holders will not inure to the benefit of the Company, but rather to such holders. See "Selling Security Holders."

         The Common Stock is not actively traded, and while the Company intends to use its best efforts to have it quoted on the OTC Bulletin Board, there can be no assurance that such securities will be accepted for quotation or, if accepted, that an active trading market will develop. See "Risk Factors."

 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AS DESCRIBED HEREIN. SEE "RISK
                              FACTORS" ON PAGE 5.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          Price to                   Selling                    Proceeds to
                           Public                  Discount(1)                    Company
Per Share                   $1.00                     $0.10                        $0.90
Total(3)                $2,000,000.00              $200,000.00                 $1,800,000.00

(1) While the Company currently has no arrangements with any selling agents, it anticipates entering into standard agreements calling for selling discounts up to 10% of the proceeds.

(2) Does not reflect estimated expenses of $100,000.

(3) The offering is on a "best efforts" basis, and the Company can not predict how many shares will be sold.



                  THE DATE OF THE PROSPECTUS IS APRIL __, 1998.

         The Company intends to furnish to its stockholders annual reports containing audited financial statements examined and reported upon by an independent certified public accounting firm. The Company's fiscal year end is December 31. The Company has filed a Registration Statement with the Securities and Exchange Commission to register under, and be subject to the reporting requirements of, the Securities Exchange Act of 1934, as amended.

         The Shares are being offered by the Company when, as and if delivered to and accepted by the Company and subject to approval of certain legal matters by its counsel and subject to certain other conditions, including the right to reject orders in whole or in part. It is anticipated that delivery of certificates representing the Shares will be made following the close of the offering period.

                             ADDITIONAL INFORMATION

         The Company has filed with the headquarters office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus filed as part of such Registration Statement does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement. For further information pertaining to the securities offered hereby and the Company, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits thereto may be inspected at the Headquarters Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the Commission's regional offices at the following addresses: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates. The Commission also maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. This material can be found at http://www.sec.gov.

PROSPECTIVE PURCHASERS SHOULD READ THIS PROSPECTUS CAREFULLY BEFORE MAKING ANY INVESTMENT DECISION REGARDING THE COMPANY, AND SHOULD PAY PARTICULAR ATTENTION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS" AND FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. IN ADDITION, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN ADVISORS IN ORDER TO UNDERSTAND FULLY THE CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

THE COMPANY, ORIGINALLY CALLED ACADEMIC COMPUTER SYSTEMS, INC., AS CURRENTLY CONSTITUTED IS THE RESULT OF THE ACQUISITION THROUGH MERGER (THE "MERGERS') OF WORLDS INC. AND WORLDS ACQUISITION CORP., BOTH FORMER DELAWARE CORPORATIONS. ACCORDINGLY, THE COMPANY WHICH PRIOR TO THE MERGERS WAS INACTIVE WITH NO OPERATIONS, NOW OPERATES THE BUSINESS FORMERLY OPERATED BY WORLDS INC. AND REFERENCES HEREIN TO THE COMPANY'S BUSINESS, MEANS THE PRE-MERGER BUSINESS OF WORLDS INC., REFERRED TO HEREIN AS "PREDECESSOR."

                                     SUMMARY


Statements contained herein which are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, the Company's ability to complete development and then market its products, competitive factors and other risk factors detailed herein. See "Risk Factors."

BACKGROUND

         The Company today is the result of the contemporaneous Mergers on December 3, 1997 of Worlds Inc., a Delaware corporation formed on April 26, 1994 ("Predecessor") with and into Worlds Acquisition Corp., a Delaware corporation formed on April 8, 1997 ("WAC") and of WAC, with and into Academic Computer Systems, Inc., a New Jersey corporation formed on May 20, 1968 ("Academic"), which changed its name to Worlds Inc. after the Mergers. Thus, the Company is really Academic Computer Systems, Inc. with a new name carrying on the business previously conducted by Predecessor in conjunction with the new business focus provided by WAC. In a transaction related to the Mergers, an aggregate of $4,415,000 in gross proceeds was raised in a private offering. The purpose of the Mergers was to provide financing and a publicly-held vehicle for the technology of Predecessor to be further developed and marketed. The Merger was accounted for as the acquisition of Predecessor by WAC and a simultaneous merger into the Company with WAC deemed the "Accounting Acquiror" in both transactions.

         Prior to the Mergers, Academic had been inactive since 1975. Predecessor had ceased most operations after accumulating approximately $21 million of operating losses developing various related technologies, one of which was partially commercialized, another which was sold while still under development and a third which remained under development. WAC was involved in establishing contacts in the music industry and financing in anticipation of licensing Predecessor's technologies. Due to its rapidly deteriorating financial condition, Predecessor began substantial layoffs in early 1997 to reduce costs and in March 1997 it retained an outside crisis management organization as its general manager, at which time Predecessors' senior management resigned. The Company's current post-merger management believes that Predecessors' technologies can be further developed and marketed through the financing and music industry contacts provided by WAC in a publicly held vehicle like the Company, which will provide a larger shareholder base which may facilitate raising additional capital in the future. The Company's principal executive offices are located at 15 Union Wharf, Boston, MA 02109 at which its telephone number is 617-725-8900.

BUSINESS

         The Company develops applications for its three-dimensional ("3D") Internet technology for different markets. At present the Company is targeting three different markets for its 3D Internet technology. First, the Company is in the process of marketing its 3D Internet technology with record companies to produce music-oriented websites; second, the Company is in the process of marketing its Worlds Chat technology to businesses for corporate intranet applications; and third, the Company markets Worlds Chat, a 3D chat site on the Internet, to consumers on the Internet.

THE OFFERING

         The Company is offering hereby up to 2,000,000 shares of its Common Stock for $1.00 per share on an "as-sold, best efforts" basis, which would allow the Company to have immediate use of all funds raised regardless of how many shares are sold. If all the shares offered are sold without the use of agents, the Company should net approximately $1,900,000. No determination can be made as to the amount of proceeds if agents are used to sell the shares on behalf of the Company. See "Use of Proceeds."

         The Company is also registering hereby 5,604,375 shares of its Common Stock, including 310,375 shares underlying currently outstanding stock options and warrants, all on behalf of selling security holders. The Company will not receive any proceeds from the sale of these securities. However, the Company will receive the proceeds of the exercise prices of the Option Shares and the Warrant Shares ($.67 per Option Share and $1.00 per Warrant Share for 110,375 warrants and $5.00 per Warrant Share for 50,000 warrants) if the same are exercised, in the aggregate amount of $460,875 in the event all are exercised.

RISK FACTORS

         Purchasers of the securities offered hereby should be aware that the securities are highly speculative and involve a very high degree of risk and, therefore, should not be purchased by investors who cannot afford the loss of their entire investment. In addition to the general risks of investing, the Company's securities may be particularly risky based upon the fact that the Company (i) is undercapitalized to complete its business plan; (ii) will have use of the proceeds immediately and the early investors will have no assurance that sufficient additional funds will be raised; (iii) is involved in a very competitive and idiosyncratic industry; (iv) saw Predecessor's experienced management team leave approximately one year ago; (v) is controlled by a small group which includes its current management (vi) plans to use the Internet as its medium; (vii) has not completed modification of its product for use in connection of its target market; and (viii) has no market established for the trading of its securities. Prospective investors should carefully review and consider the factors set forth under "Risk Factors" as well as the other information herein.

                                  RISK FACTORS

         THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVES A VERY HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISKS DESCRIBED BELOW. BEFORE PURCHASING THE SECURITIES OFFERED HEREBY, EACH PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY THE GENERAL INVESTMENT RISKS ENUMERATED ELSEWHERE IN THIS PROSPECTUS AND THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

DEVELOPMENT STAGE COMPANY WITH ONLY LIMITED OPERATIONS. The Company is still a development stage company. The Company has limited experience in developing and commercializing new products based on innovative technologies, and there is limited information available concerning the potential performance of its software or market acceptance of its proposed products. The Company will be subject to all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in the establishment of a new business and the development and commercialization of new products. There can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in product commercialization or that the Company's efforts will result in successful product commercialization. See "Business."

LIMITED REVENUES; SIGNIFICANT AND CONTINUING LOSSES; GOING CONCERN ACCOUNTING OPINION. Following the Mergers, the business of the Company is substantially premised upon the pre-Merger business of Predecessor. Since its inception, Predecessor has generated limited revenues. Predecessor incurred losses of $1,181,133, $7,582,832, and $10,186,954 for fiscal years ended December 31,
1994, 1995, and 1996, respectively, and $2,285,220 for the period ended December 3, 1997 or an accumulated deficit since inception in April 1994 through December 3, 1997 of $21,236,139. The Company will not generate any meaningful revenues, if ever, until after it successfully completes development and market testing of its three dimensional ("3D") music web sites(s), obtain(s) contracts with a significant number of record companies, record labels and artists and attracts and retains a significant number of advertisers and subscribers. There can be no assurance that the Company will be able to obtain contracts with a significant number of record companies, record labels and artists, and attract and retain a sufficient number of advertisers and subscribers to generate meaningful revenues or achieve profitable operations or that its 3D music site(s) will prove to be commercially viable. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial expenditures and operating costs associated with developing and commercializing its proposed products estimated to be approximately $250,000-$300,000 per month, including approximately $75,000-$100,000 in continuing research and development cost. There can be no assurance that the Company can be operated profitably in the future. The Company's independent auditors have included an explanatory paragraph in their report dated March 25, 1998 stating that recurring losses during the development stage raise substantial doubt about its ability to continue as a going concern. See "Financial Statements."

NEED FOR SUBSTANTIAL ADDITIONAL FINANCING. The Company's capital requirements relating to the further development and commercialization of Worlds Platinum, the Company's 3D related Internet software technology, and its other activities have been and will continue to be significant and is currently estimated at approximately $4 million, including up to the $2 million, if raised in this offering. The Company is dependent on the proceeds of future financings in order to continue in business and develop and commercialize its proposed products. The Company anticipates, based on currently proposed business plans and assumptions relating to its operations (including the timetable of, and costs associated with, product development and commercialization), that it currently has only a portion of the funds necessary to permit the Company to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to permit the Company to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations. See "Business."

OFFERING ONLY ON A "BEST EFFORTS" BASIS WITH NO ASSURANCE OF COMPLETION. In addition to the risk identified immediately above that the offering will be insufficient for the Company to complete its business plan, no assurance can be given that the shares offered by the Company will be sold, notwithstanding the Company's intent to use its best efforts. Accordingly, the first investors in this offering will be more at risk as their funds will be immediately available to the Company with no assurance that the full offering will be completed.

DEPARTURE OF PREDECESSOR MANAGEMENT; PREVIOUS CESSATION OF OPERATIONS. In March 1997, in light of its poor and rapidly deteriorating financial condition resulting from its inability to raise additional capital, Predecessors' Board of Directors decided to retain an outside crisis management organization to assess possibilities for reorganization, liquidation or other disposition. At such time Predecessors' senior management, including its president, senior vice president for business development, and general legal counsel, resigned. As a result of their departure, much of the institutional knowledge of Predecessors' operations, financial affairs, technical projects, and other related items and matters prior to the Merger is lost. The lack of institutional knowledge could have a materially adverse effect on the Company's business. In addition, contemporaneous with the departure of Predecessors' management, substantially all of Predecessors' personnel were discharged and until recently, the Company has not had the financial resources to hire new personnel. Consequently, Predecessors' relations with customers, vendors and shareholder have been severely disrupted and the Company may be required to expend significant funds and management resources in dealing with Predecessors' old customers, vendors and shareholders.

UNCERTAINTY OF PRODUCT DEVELOPMENT. Although considerable time and financial resources were expended in the development of Worlds Platinum, its application for music oriented web sites has yet to be completed. There can be absolutely no assurance that problems will not develop or that this product will ever be completed, which would have a material adverse effect on the Company. The Company has not yet undertaken third-party testing of the basic platform or the development or testing of any system enhancements. The Company will be required to commit considerable time, effort and resources to finalize such development and adapt its software to satisfy specific requirements of potential customers. Continued system refinement, enhancement and development efforts are subject to all of the risks inherent in the development of new products and technologies, including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funds to satisfactorily complete development, which could result in abandonment or substantial change in product commercialization. There can be no assurance that product development efforts will be successfully completed on a timely basis, or at all, that the Company will be able to successfully adapt its software to satisfy specific requirements of potential customers, or that unanticipated events will not occur which would result in increased costs or material delays in product development or commercialization. The Company has conducted only limited tests of such software. Consequently, there can be no assurance that such software will perform all of the functions for which it has been designed or prove to be sufficiently reliable in widespread commercial use. In addition, technologies as complex as those planned to be incorporated into the Company's product may contain errors which only become apparent subsequent to commercial use. Remedying such errors could delay the Company's plans and cause it to incur substantial additional costs.

NEED TO INTEGRATE OTHER TECHNOLOGIES THAT MAY NOT BE AVAILABLE. The Company's 3D Internet related music sites require the integration of other technologies into its Worlds Platinum technology platform. In this regard, there can be absolutely no assurance that any and/or all of these other technologies that are needed to supplement the Company's core technology will be available; and even if available, there can be absolutely no assurance these other technologies can be acquired on favorable economic terms. Furthermore, there can be absolutely no assurance that these other technologies can successfully be integrated with and/or into the Company's Worlds Platinum technology.

NEW CONCEPT; UNCERTAINTY OF MARKET ACCEPTANCE AND COMMERCIALIZATION STRATEGY. The Company's planned 3D music site(s) represent a new business concept. As is typical in the case of a new business concept, demand and market acceptance for a newly introduced product is subject to a high level of uncertainty. Achieving market acceptance for this new concept will require significant efforts and expenditures by the Company to create awareness and demand by record companies, record labels, recording artists, music buyers, and Internet consumers. The Company's prospects will be significantly affected by its ability to successfully develop and maintain relationships with recording artists and record companies, which will promote their services using the Company's 3D music site(s) and, at the same time, attract significant numbers of advertisers and subscribers. Any lack or lessening of demand by record buyers or Internet consumers would have an adverse effect on market acceptance for the Company's product. The Company has not yet commenced significant marketing activities and has limited experience and limited financial, technical, personnel and other resources to independently undertake extensive marketing activities. The Company's marketing strategy and preliminary and future marketing plans may be unsuccessful and are subject to change as a result of a number of factors, including progress or delays in the Company's marketing efforts, changes in market conditions (including the emergence of potentially significant related market segments for applications of the Company's technology), and the nature of possible license and distribution arrangements which may or may not become available to it in the future and economic, regulatory and competitive factors. To the extent that the Company is able to enter into satisfactory marketing and distribution arrangements in the future, it will be largely dependent on the efforts of the recording artists and record labels and on the marketability and sales of their products. There can be no assurance that the Company's strategy will result in successful product commercialization or that the Company's efforts will result in initial or continued market acceptance for the Company's proposed products. See "Business."

COMPETITIVE MARKETPLACE WITH SHORT TECHNOLOGICAL LIFE CYCLES. The markets that the Company intends to enter are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. The Company will face competition from numerous sources, including prospective record labels which may develop and market their own competitive products and services, online and Internet service providers, and others with the technical capabilities and expertise which would encourage them to develop and commercialize competitive products or services. There are over 50 companies collaborating to establish standardization of the Virtual Reality Modeling Language ("VRML") for 3D usage on the Internet. Certain of such competitors have substantially greater financial, technical, marketing, distribution, personnel and other resources than the Company, permitting such companies to implement extensive marketing campaigns, both generally and in response to efforts by additional competitors to enter into new markets and market new products and services. In addition, the markets for the Company's proposed products are characterized by rapidly changing technology and evolving industry standards which could result in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will be dependent upon the Company's ability to complete development and introduce Worlds Platinum into the marketplace in a timely manner, to continually enhance and improve its software and to successfully develop and market new products. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the

Company's products obsolete or less marketable or that the Company will be able to successfully enhance its products or develop new products. See "Business."

CAPACITY CONSTRAINTS COULD CAUSE SYSTEM FAILURE. The Company's operations will depend upon the capacity and reliability of its system infrastructure. The Company currently has limited system capacity consisting of only seven servers, of which three are currently being used for internal development purposes, leaving four which the Company believes can accommodate only 300-500 users simultaneously. Accordingly, the Company will be required to continually expand its system infrastructure to accommodate significant numbers of users and music sites they may wish to access. Development and/or expansion of the Company's system infrastructure will require substantial financial, operational and managerial resources, including the need for additional servers, which could cost, if purchased, in the range of $200,000-$400,000. The Company intends to continue improving its servers' performance and will determine whether to purchase or lease computer equipment to develop and/or expand system capacity. There can be no assurance that the Company will be able to expand its system infrastructure to meet potential demand on a timely basis, at a commercially reasonable cost, or at all. Failure by the Company to develop and/or expand its system infrastructure on a timely basis would have a material adverse effect on the Company.

SECURITY RISKS OF BEING ONLINE. The Company will be highly dependent upon online service providers for access to the Company's services. The Company's system infrastructure will also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with the Company's computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in service to its customers.

DIFFICULTIES WITH ENTERING THE MUSIC INDUSTRY. The following are certain specific risks related to doing business in the music industry:

         - Fluctuation in Operating Results - Each recording is an individual artistic work, and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Accordingly, there can be no assurance as to the financial success of any particular release, the timing of such success or the popularity of any particular artist. Thus, there can be no assurance that any of the prerecorded music products in which the Company inserts its technology will produce revenue for the Company or, if they do, that such revenue will be sufficient to recoup any costs incurred by the Company. See "Business."

         - Lengthy Sales Cycles - A record label's decision to purchase new products and technology is often lengthy and requires the approval of a significant number of parties which the Company believes can take 2-6 months. The period in which a record company distributes the Company's software to its customers may also be lengthy, depending upon the level of acceptance and usage by its recording artists and the timing and release schedule of the artist's next album, which could delay the Company's plans in particular markets. See "Business."

UNCERTAIN FUTURE OF INTERNET - BASED BUSINESSES. The Company plans to market its products on the Internet. Following are certain specific risks related to conducting business on the Internet:

         - Uncertain Market Acceptance - Use of the Internet by consumers is in a relatively early stage, and market acceptance of the Internet as a medium for commerce and advertising is subject to uncertainty. The rapid growth of global commerce and the exchange of information on the Internet and other online networks is relatively new and still evolving, making it difficult to predict whether the Internet will prove to be a viable commercial marketplace. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. The Company believes that its future success will depend on its ability to significantly increase revenues which, in turn, may be materially dependent upon the development and widespread acceptance of the Internet and online services as a medium for commerce and advertising.

         - Need to Develop Larger Infrastructure - The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complimentary services, such as high speed modems and security procedures for financial transactions. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by sustained growth. In addition, the viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols, the inability to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed to effectively support growth that may occur, the Company's business, results of operations and financial condition would be materially adversely affected.

         - Need to Attract Advertisers - In order for the Company to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet and, specifically, to the Company's Internet websites. To date, sales of Internet advertising represent only a small percentage of total advertising sales. There can be no assurance that advertisers and advertising agencies will accept the Internet as a medium. If Internet advertising is not widely accepted by, or if the Company is not successful in generating significant advertising revenues from, advertisers and advertising agencies, the Company's business, results of operations and financial condition could be materially adversely affected. See "Business."

POTENTIAL LIABILITY AND INSURANCE. While the Company intends to acquire all licenses and other rights of which it is aware are necessary to conduct its business without violating any copyrights, due to the nature of its business, the Company could become involved in litigation regarding the musical content transmitted over its system which could create adverse publicity, significant defense costs and substantial damage awards against the Company. In addition, because music content materials may be downloaded and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. The Company also could be exposed to liability in connection with the selection of materials that may be accessible over its system. Claims could be made against the Company if material deemed inappropriate for viewing by children could be accessed. While the Company carries only certain limited insurance policies, the Company's insurance may not cover potential claims of this type or may not be adequate to cover liability that may be imposed or related defense costs. There can be no assurance that the Company will not face claims resulting in substantial liability for which the Company is partially or completely uninsured. Any partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, would have a material adverse effect on the Company.

LACK OF PROTECTION FOR PROPRIETARY INFORMATION. The Company regards certain computer software developed by Predecessor prior to the Mergers as proprietary and will continue to attempt to protect it with copyrights, trade secret laws, proprietary rights agreements and internal nondisclosure agreements and safeguards. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Furthermore, there can be no assurance that nondisclosure agreements with the Company's employees will adequately protect the Company's trade secrets. While employees of Predecessor executed non-disclosure and non-compete agreements, it is questionable how effective such agreements will be in preventing disclosures as courts often drastically limit the restrictions. Although the Company believes that its proposed products do not and will not infringe patents or violate proprietary rights of others, it is possible that infringement of existing or future patents or proprietary rights of others have occurred or may occur. In the event the Company's proposed products infringe patents or proprietary rights of others, the Company may be required to modify the design of its proposed products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company. Also, while the Company has a patent application pending on its server technology, no assurance can be give that the patent will issue to the Company or even if it does issue to the Company that the Company will necessarily derive any revenues from it or that competitors will not be able to develop other technology around the Company's patent.

DEPENDENCE ON KEY PERSONNEL; NEED FOR QUALIFIED MANAGEMENT PERSONNEL; MANAGEMENT LACK OF INTERNET EXPERIENCE. The success of the Company will be dependent on the personal efforts of Thomas Kidrin, its President. Although the Company intends to enter into an employment agreement with Mr. Kidrin which will expire in December 2000 and the Company has "key-man" insurance on his life in the amount of $1,000,000, the loss of his services could have a material adverse effect on the Company's proposed business plan and prospects. At present the Company is understaffed and the success of the Company is dependent upon its ability to hire and retain additional qualified management, marketing, technical, financial, and other personnel. Competition for qualified personnel is intense and there can be no assurance that the Company will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on the Company. While senior managers and/or independent contractors retained by the Company and the Board members have substantial business, financial and technical experience, with the exception of one Board member, none of the senior managers or the Board members has direct experience with Internet marketing, sales or technology. This lack of Internet experience could lead the Company to make flawed strategic judgments or decisions that could adversely affect the Company.

CONTROL BY SMALL GROUP INCLUDING MANAGEMENT. The former stockholders of Worlds Acquisition Corp., two of whom are on the Company's Board of Directors and one of which is also an executive officer, beneficially own, in the aggregate, approximately 52% of the outstanding shares of the Company's Common Stock. Accordingly, since the Company does not allow cumulative voting which would provide minority shareholders with the ability to bundle their votes for a greater say in Board elections, such persons, acting together, are in a position to control the Company, elect all of the Company's directors, cause an increase in the authorized capital or the dissolution, merger or sale of the assets of the Company, and generally to direct the affairs of the Company. See "Management" and "Principal Shareholders."

NO TRADING MARKET; LARGE OVERHANG OF SECURITIES. There is no present trading market for the Company's shares of Common Stock, nor has there been any such market for at least the past five years. No assurances can be given that a trading market will develop for the Company's securities, or if developed, that it will continue. In the absence of a trading market, a purchaser of the securities in this offering may encounter difficulties in attempting to sell or otherwise dispose of these shares notwithstanding their registration under the Act. In addition to the 7,294,000 shares and 310,375 shares underlying derivative securities being registered hereunder, the Company has an additional 10,399,996 shares of Common Stock outstanding that were issued in connection with the Merger transactions. Of these additional shares, 1,999,996 shares will be freely tradeable beginning December 4, 1998 and the balance of 8,400,000 shares will be tradable subject to the following volume restrictions on such date: A number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class (approximately 161,500 shares assuming only the existing shares are outstanding or up to 18,150 shares if all the shares offered by the Company are sold) or the average weekly trading volume of the Company's Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "SEC").

POSSIBLE ADDITIONAL ISSUANCES CAUSING DILUTION. While the Company currently has 16,149,996 shares of Common Stock outstanding, the Company is authorized to issue up to 30,000,000 shares and is therefore able to issue almost an additional 14,000,000 shares (including the up to 2,000,000 shares offered hereby on a "Best Efforts") without being required to obtain shareholder approval and at a minimum could be obligated to issue 475,375 shares upon the exercise of currently outstanding options and warrants (310,375 shares of which are being registered herewith). Thus, investors in the securities offered hereby could find their holdings drastically diluted, which, if it occurs, means that they will own a smaller percentage of the Company, their book value per share will be reduced and the value of their holdings will decrease.

PENNY STOCK RULES MAKE TRANSFERS DIFFICULT. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse), must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their shares.

NO DIVIDENDS. To date, the Company has not paid any cash dividends on its stock and the Company does not expect to declare or pay dividends on the Common Stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements. See "Description of Securities - Dividend Policy."

CONSENT DECREE OF FOUNDER. In June 1994, Steven Greenberg, a founder of and consultant to WAC and the Company's largest single shareholder with approximately 29% of the outstanding shares, settled a civil proceeding instituted against him by the SEC. Mr. Greenberg, without admitting or denying the allegations of the SEC complaint, consented to an injunction against future violations of the insider trading provisions of the federal securities laws and paid $1.5 million in civil penalties. The action had absolutely no relationship to Mr. Greenberg's affiliation with the Company and the Company does not anticipate incurring any costs or liability in connection with the matter, which was settled almost four years ago. See "Management - Directors, Executive Officers and Consultant."

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS. The Company's By-Laws, as amended to date, includes provisions to limit, to the fullest extent permitted by New Jersey law, the personal liability of directors of the Company for monetary damages arising from a breach of their fiduciary duties as directors. The By-Laws also includes provisions to the effect that (subject to certain exceptions) the Company shall indemnify any director or officer to the extent permitted under New Jersey law as it may from time to time be in effect. In addition, the Company's By-Laws require the Company to indemnify, to the fullest extent permitted by law, any director, officer, employee, or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in its Certificate of Incorporation. As a result of such provisions in the By-Laws of the Company, stockholders may be unable to recover damages against the directors, officers, and other agents of the Company for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors, officers, and others and may discourage or deter stockholders from suing directors, officers, employees, and agents of the Company for breaches of their duty of care, even though such action, if successful, might otherwise benefit the Company and its stockholders.

POTENTIAL RESTRICTIONS ON TAKE-OVER BIDS UNDER APPLICABLE STATE LAW. Under New Jersey law to which the Company is subject, restrictions are placed on the ability of persons to make take-over bids. These restrictions could allow management to remain in place and could inhibit take-over attempts generally, which could result in shareholders not realizing the full value of their holdings as the market price of a company's stock tends to rise when it is the target of a take-over. See "Description of Securities."


FORWARD-LOOKING STATEMENTS. The information herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment, inflation, changes in the costs of goods and services, economic conditions in general and in the Company's business, demographic changes, changes in the availability of terms of financing to fund the anticipated growth of the Company's business, the ability to attract and retain qualified personnel, changes in the Company's capital expenditure plans, and other factors referenced herein and in the Company's filings with the SEC. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "anticipates," "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                         SELECTED FINANCIAL INFORMATION

         The following selected financial data as of December 31, 1997 and for the period April 8, 1997 (inception) through December 31, 1997 is derived from the Company's audited financial statements included elsewhere herein. Such data includes the operations of Academic Computer Systems, Inc. and Predecessor from December 4, 1997. The selected statement of operations data for Predecessor for the period from April 26, 1994 to December 3, 1997, for the year ended December 31, 1996, for the period ended December 3, 1997 and for the period April 26, 1994 (inception) to December 3, 1997 is derived from audited financial statements included elsewhere herein. The selected statements of operations data for Predecessor for the period from April 26, 1994 to December 31, 1994 and for the year ended December 31, 1995 is derived from Predecessor's audited financial statements not included herein.

                  The following data should be read in conjunction with the financial statements of the Company and Predecessor.

STATEMENT OF OPERATIONS DATA


                                                           Worlds, Inc. - Predecessor (a development stage enterprise)

                                Worlds Inc.
                                 (Formerly
                                  Worlds
                                Acquisition           Cumulative
                                  Corp.)            from April 26,      For the                                        April 26,
                               April 8, 1997             1994         Period from                                         1994
                                (inception)           (inception)      January 1                                      (inception)
                                  through               through         through           For the Year Ended            through
                                 December            December 3,      December 3,     December 31,    December 31,      December
                                   1997                  1997            1997             1996            1995          31, 1994
Net Revenues                     $     1,420        $  6,026,691     $    80,720     $  3,784,019     $ 1,882,232     $   279,720
Total Cost & Expenses              6,810,568(a)       27,779,637       2,885,088       13,871,984       9,561,265       1,461,300
Operating Loss                    (6,809,148)        (21,752,946)     (2,804,368)     (10,087,965)     (7,679,033)     (1,181,580)
Other Income and
  (Expenses)                          (3,099)            247,522         134,863           16,011          96,201             447
Net Loss Before Taxes
  and  Extraordinary
  Item                            (6,812,247)        (21,505,424)     (2,669,505)     (10,071,954)     (7,582,832)     (1,181,133)
Income Taxes                                            (120,000)         (5,000)        (115,000)             --              --
Net Loss Before
  Extraordinary Item              (6,812,247)        (21,625,424)     (2,674,505)     (10,186,954)     (7,582,832)     (1,181,133)
Extraordinary Item-Gain
  On Debt Settlement                 125,776             389,285         389,285             --              --              --
Net Loss                         $(6,686,471)       $(21,236,139)    $(2,285,220)    $(10,186,954)    $(7,582,832)    $(1,181,133)

Loss per share - before
  extraordinary item
  (basic and diluted)           $      (0.73)

Loss per share
  (basic and diluted)           $      (0.72)


(a) Includes $ 6,135,538 of acquired research and development costs resulting from the merger with Predecessor.



BALANCE SHEET DATA

                         December 31, 1997
Working Capital             $ 1,750,112
Total Assets                  3,825,994
Total Liabilities             3,834,783
Stockholders' Deficit       $    (8,769)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                            AND RESULTS OF OPERATIONS

Statements contained herein which are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, the Company's ability to complete development and then market its products and competitive factors and other risk factors detailed herein. See "Risk Factors."

                  The Company was originally formed on May 20, 1968. Since 1975 the Company has been inactive with no operations and its only income has come from interest, gain on the sale of securities and dividends. Following the Mergers, the Company is engaged in the business and operations formerly conducted by Predecessor. Accordingly, a discussion and analysis of the Company's financial condition and results of its operations would be of limited import to any reader as it would only cover activities (or lack thereof) which have no meaning in the context of the Company's current operations. Thus, included herein is a discussion and analysis of the financial condition and results of the operations of Predecessor's pre-Mergers operations. Similarly, the BUSINESS section below will also contain a discussion of the former business of the pre-Mergers Predecessor.

Background

                  Predecessor was formed in April 1994 to design, develop and commercialize 3D multi-user tools and technologies for the Internet market. From inception through 1997, Predecessor's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, custom production work, and research and development. In the third quarter of 1996, Predecessor launched its first commercial user-oriented 3D chat site, Worlds Chat 1.0 and began selling the client interface software through direct sales channels. These sales were very nominal. In October of 1996, Predecessor introduced its first commercial toolset for developing 3D multi-user applications. In the first quarter of 1997, after an unsuccessful effort to raise capital, Predecessor became insolvent and released most of its personnel, and management sought to sell Predecessor and/or its technology.

                  Predecessor has not generated significant revenues, and the Company will not generate significant revenues, if ever, until after it successfully completes development and market testing of Worlds Platinum and its 3D Internet music sites, and attracts and retains a significant number of subscribers and/or advertisers. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its proposed products. There can be no assurance that the Company will be able to attract and retain a sufficient number of subscribers and/or advertisers to generate significant revenues or achieve profitable operations or that its products and services will prove to be commercially viable.

                  Predecessor (and now the Company), classified its expenses into three broad groups: (i) research and development; (ii) cost of revenues; and (iii) selling, general and administration. Revenues consisted primarily of production service activities and sales of technology licenses.

                  Software development costs (consisting primarily of salaries and related expenses) incurred prior to establishing technological feasibility are expensed in accordance with Financial Accounting Standards Board (FASB) Statement No. 86. In accordance with FASB 86, the Company will capitalize software development costs at such time as the technological feasibility of the product has been established.

Plan of Operation

                  During the next twelve months of operation the Company intends to (i) refine and commercialize the technology of Predecessor by producing interactive, 3D, music related websites and distribute access to these web sites on enhanced compact discs ("CD+") of various recording artists via traditional retail record outlets, working in conjunction with major record labels, (ii) offer the Company's 3D technology for non-music applications such as corporate intranets, and (iii) release a new version of Worlds Chat.

                  The Company is presently completing work on Worlds Platinum, the latest version of the Company's 3D internet software, to adapt it for distribution and use on CD+ media. The Company is also in discussions with several major record labels and companies for them to distribute Worlds Platinum, along with music related web site access. While the Company foresees no particular obstacle to completing work on Worlds Platinum, the development of software is inherently fraught with unforeseen delays resulting from bugs, lack of coordination among development staff, integration with other software and hardware, and general design flaws, among other problems. In addition, the Company's strategy of distributing its products on CD+ is wholly dependent upon obtaining distribution agreements with record labels or companies. To date, the Company has no such agreements.

                   The Company's present cash resources are insufficient to meet the its requirements over the next twelve months; however, if substantially all of the shares offered by the Company hereby are sold, the Company will have sufficient cash resources for at least the next twelve months. The Company currently has 7 full-time employees and is working with eight independent software contractors who were former employees of the Company. The Company does not anticipate hiring more than 2-3 additional employees or purchasing additional plant or equipment other than that needed on a day-to-day basis until product sales increase significantly and/or additional financing is obtained.

Results of Operations of the Company

                  (Note to Results of Operations. Since Predecessor merged into WAC and Academic on December 3, 1997, a comparison of the fiscal year ended December 31, 1996 to December 31, 1997 would not be meaningful. Consequently, Predecessor's results of operations from December 31, 1996 are compared below with the eleven months ended December 3, 1997. Results of operations of the Company for the period from April 8, 1997 (the inception of WAC, the accounting acquiror) through December 31, 1997 are discussed separately.)

Period from April 8, 1997 through December 31, 1997.

                  The Company's primary activities during the period from April 8, 1997 through December 31, 1997 were the formation of WAC, negotiating and consummating the Mergers, attending to post-Merger administrative and legal matters, the completion of a private placement, and the negotiation and compromise of debts of Predecessor. Revenues were nominal at $1,420 due to an almost total lack of sales directly attributable to the lack of operations during this period. Selling, general and administrative expenses were $675,030 for this period and consisted largely of overhead, professional fees and other expenses incurred in connection with the Mergers. An expense of $6,135,538 was incurred during this period in the acquisition of research and development from Predecessor, being the sum of the negative net worth of Predecessor, plus the value of the 1,999,996 shares of the Company's common stock given in exchange for all the outstanding stock of Predecessor at the time of the Mergers. The Company had interest expense during this period of $16,692 primarily attributable to interest on Predecessor's notes payable. The Company also realized an extraordinary gain of $125,776 during this period by settling debts of the Company at less than face value. The net loss for the period (including the extraordinary gain on debt settlement) was $6,686,471.

Liquidity and Capital Resources of the Company

                  Net cash used by the Company's operating activities from April 8, 1997 through December 31, 1997 was approximately $350,000. At December, 31 1997, the Company had working capital of $1,750,112.

                  On December 3, 1997, Predecessor merged with and into WAC. Contemporaneously, WAC, closed the first round of a private placement of its common stock (the "Private Offering") raising gross proceeds of $3.8 million (of which it netted approximately $3,000,000) and WAC merged with and into the Company, then called Academic Computer Systems, Inc. ("Academic"), an inactive corporation with approximately $560,000 of net assets, primarily cash. Thereafter, Academic changed its name to Worlds Inc. The merger of Predecessor into WAC and the subsequent merger of WAC with and into Academic are sometimes hereinafter collectively referred to herein as the "Mergers."

                  Prior to the Mergers, the Company had 910,000 shares outstanding. Effective December 31, 1997, the Company closed on an additional $585,000 of gross proceeds from the Private Offering, of which it netted $529,000, and issued an additional 585,000 shares of Common Stock and on January 2, 1998 received an additional $30,000, of which it netted $26,500, and issued an additional 30,000 shares. The total issued and outstanding shares of the Company as of March 1, 1998 is therefore 16,149,996 shares. The terms of the Mergers called for the issuance, in exchange for all of the outstanding shares of WAC (which also included the former shareholders of Predecessor), of an aggregate of 14,624,996 shares of Academic's common stock distributed, as follows: 8,400,000 to the former shareholders of WAC; 1,999,996 to the former shareholders of Predecessor and; 3,800,000 to the investors in the private placement offering. As part of the Merger, the Company issued 425,000 shares as a financial advisory fee to International Capital Growth, Ltd. which also received warrants to purchase 110,375 shares of Common Stock for $1.00 per share.

                  The Company's capital requirements relating to the development and commercialization of Worlds Platinum have been and will continue to be significant. The Company is dependent on the proceeds of its current offering and other future financings in order to continue in business and develop and commercialize its proposed products.

                  The Company anticipates, based on currently proposed business plans and assumptions relating to its operations (including the timetable of, and costs associated with, product development and commercialization), that the proceeds of its current offering, will provide only a portion of the funds necessary to permit the Company to complete product development and commercialization. Satisfactory completion of product development and commercialization will require capital resources substantially greater than the proceeds of its current offering or otherwise currently available to the Company. In addition, as a result of the Mergers by operation of law, the Company assumed Predecessor's then liabilities of approximately $4.6 million. Although the Company is in the process of negotiating the amount and timing of payment of some of its liabilities, there is no assurance that such negotiations will be successful.

                  There can be no assurance that the Company will be able to raise any proceeds from its current offering or otherwise obtain the substantial additional capital necessary to permit the Company to attract and retain a sufficient number of subscribers or that any assumptions relating to its business plans will prove to be accurate. While the Company hopes to raise an additional $2 million from the shares it is currently offering, the Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing, particularly the significant amounts of financing that would be required, will be available to the Company on commercially reasonable terms, or at all. Any proceeds raised under its current offering is not likely to provide the significant funds required by the Company. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations. Based upon its current projections, the Company believes it currently has sufficient funds to operate for at least the next twelve months, if substantially all of the shares offered by the Company hereby are sold.

Results of Operations of Predecessor

Fiscal Year Ended December 31, 1996 Compared with the Eleven Months Ended December 3, 1997.

                  In the first quarter of 1997 Predecessor was insolvent and had failed to raise any additional capital. In January and February the majority of Predecessor's personnel were released and most of its management team resigned. Normal operations of Predecessor ceased and significant wind down costs were incurred. In March, the board of directors appointed Regent Pacific, a firm with experience in crisis management, as acting general manager of Predecessor. The Seattle network operations center and Active Worlds, an earlier generation of Predecessor's technology, were both sold, resulting in net proceeds of $260,100.

                  Revenue decreased by $3,703,299 to $80,720 for the eleven months ended December 3, 1997 from $3,784,019 for the fiscal year ended December 31, 1996. The decrease was caused primarily by the lack of any production revenue during the period. The nominal revenue for the period was derived from Worlds Chat CD sales and web site hosting at the Company's Seattle operations.

                  Costs of revenue decreased by $5,982,128 to $32,304 for the eleven months ended December 3, 1997 from $6,014,432 for the fiscal year ended December 31, 1996. The decrease was directly attributable to the lack of operations during the period.

                  Research and development costs decreased by $1,993,827 to $452,897 for the eleven months ended December 3, 1997 from $2,446,724 for the fiscal year ended December 31, 1996. This was a result of a significant reduction in research and development effort and personnel.

                  Selling, general and administrative expenses decreased by $2,501,741 to $2,399,887 for the eleven months ended December 3, 1997 from $4,901,628 for the fiscal year ended December 31, 1996. This decrease was due to reduction in personnel as Predecessor ceased normal operations.

                  Predecessor's interest expense increased by $122,900 to $139,650 for the eleven months ended December 3, 1997 from $16,750 for the fiscal year ended December 31, 1996. This was attributable primarily to interest on $1,685,000 in loans received by Predecessor.

                  In 1997, Predecessor recognized an extraordinary gain of $389,285 upon the partial forgiveness of debt owed in connection with technology purchases.

                  As a result of the foregoing, Predecessor incurred a net loss of $2,285,220, inclusive of the $389,287 extraordinary gain, for the eleven months ended December 3, 1997, compared to $10,186,954 for the fiscal year ended December 31, 1996, a decrease of 78%.

Year Ended December 31, 1995 Compared with Year Ended December 31, 1996.

                  Revenue increased by 101% from $1,882,232 for the year ended December 31, 1995 to $3,784,019 for the year ended December 31, 1996. This increase was primarily attributable to an increase in the number of production projects and the licensing revenue from these projects.

                  Costs of revenue increased by 35% from $4,445,582 for the year ended December 31, 1995 to $6,014,432 for the year ended December 31, 1996. The increase in costs was related to the increased number of production projects and the high costs relative to revenue, associated with the network operations center.

                  Research and Development costs increased by 8% from $2,257,082 for the year ended December 31, 1995 to $2,446,724 for the year ended December 31, 1996. All software development costs consisting primarily of salaries and related costs were expensed as incurred in accordance with Financial Accounting Standards Board (FASB) Statement No. 86.

                  Selling, general and administrative expenses were $4,901,628 for the year ended December 31, 1996 compared to $2,858,601 for the year ended December 31, 1995, an increase of 71%. The increase was attributable to several factors, including the addition of new management personnel, increased marketing efforts, new office facilities and increased legal costs.

                  Other income and expenses includes interest earned from investment capital and interest charged on finance leases. Lawsuit settlement expenses in 1996 are primarily associated with claims asserted by ex-employees.

                  As a result of the foregoing, Predecessor incurred a net loss of $10,071,954 for the year ended December 31, 1996 compared to $7,582,832 for the year ended December 31, 1995, an increase of 33%.

                                 USE OF PROCEEDS

                  The net proceeds from the sale of the shares offered herein by the Company is estimated to be approximately $1,700,000, assuming (i) all of the shares offered are sold and (ii) the shares will all be sold through selling agents. In the event less than all of the shares offered are sold, the Company will realize less proceeds.

                  Purchase of the Warrant Shares and the Option Shares hereby would generate approximately $460,875 in net proceeds to the Company. The Company will not realize any funds from the sale of Common Stock by the Selling Securityholders. The Company intends to use such funds for working capital. No assurance can be given that any or all of the Warrant Shares or Option Shares will be purchased and that these funds will become available to the Company.

                  The net proceeds of this Offering, assuming all shares offered are sold by the outside agents should be approximately $1,700,000 and in the event that all are sold by the Company (the Company currently has no arrangements or understandings with any agents to sell any Shares), the net proceeds should be approximately $1,900,000. The Company intends to use such net proceeds as follows:

                                         ALL SOLD BY COMPANY             ALL SOLD BY AGENTS
                                                       Approx.                         Approx.
                                        Approx.        % of Net        Approx.        % of Net
                                        $ Amount       Proceeds        $ Amount       $ Amount
                                        --------       --------        --------       --------
Advertising and promotion               $  300,000        15.7%       $  200,000        11.8%
Research and Systems Development        $  500,000        26.3%       $  400,000        23.5%
Relaunch of Worlds Chat                 $  200,000        10.5%       $  200,000        11.7%
Intranet Marketing of Worlds Chat       $  100,000         5.3%       $  100,000         5.9%
3rd Party Technology Licensing          $  100,000         5.3%       $  100,000         5.9%
Artist Site Development                 $  600,000        31.6%       $  600,000        35.3%
Working Capital and General
   Corporate Purposes                   $  100,000         5.3%       $  100,000         5.9%
                                        ----------       -----        ----------       -----
                  TOTAL                 $1,900,000       100.0%       $1,700,000       100.0%
                                        ==========       =====        ==========       =====

                  The foregoing table represents the Company's best estimate of the allocation of the proceeds of this Offering based upon the current state of the Company's development, its current plans and current economic and industry conditions, and is subject to reapportionment of proceeds among the categories listed above or to new categories in the event of drastic changes to the current economic and industry conditions or an entirely unforeseen opportunity, acquisition or otherwise, is presented to the Company.

                  The Company expects that the net proceeds of this Offering will be sufficient for it to reach its objectives over at least the next 12 months. However, these proceeds, even if realized, will not be sufficient to meet all of the Company's future capital requirements and additional financing will be necessary. No assurance can be given that the Company will be able to raise the additional funds necessary to reach its objectives. Until used, the Company intends to invest the proceeds of this Offering in government securities, certificates of deposit, money market securities or commercial paper.

                                    BUSINESS

Statements contained herein which are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, the Company's ability to complete development and then market its products and competitive factors and other risk factors detailed herein. See "Risk Factors."

                  Prospective investors are directed to the first paragraph in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OVERVIEW

                  The Company develops applications for its three-dimensional ("3D") Internet technology for different markets. At present the Company is targeting three different markets for its 3D Internet technology. First, the Company is in the process of marketing its 3D Internet technology with record companies to produce music-oriented websites; second, the Company is in the process of marketing its Worlds Chat technology to businesses for corporate intranet applications; and third, the Company markets Worlds Chat, a 3D chat site on the Internet, to consumers on the Internet.

                  Prior to the Mergers, Predecessor marketed Worlds Chat, developed and marketed 3D toolsets and servers and performed contract development work. However, the Company has changed its focus and while it intends to introduce a new and improved upgraded version of Worlds Chat and to use Worlds Chat as a base vehicle for developing 3D corporate intranet sites, the Company does not anticipate that, over time, they will generate the bulk of the Company's revenues.

                  The Company's primary objective is to create 3D music web sites and other 3D internet entertainment, and to develop intranet applications for businesses. These applications may be created directly by the Company or the Company may license its technology for creation by third parties or the end user.

                  The Company's primary focus is upon marketing its 3D Internet technology to record companies to produce music-oriented websites. The Company intends to produce interactive, 3D, music related websites and distribute access to these web sites on enhanced compact discs ("CD+") of various recording artists via traditional retail record outlets, working in conjunction with major record labels.

                  With respect to the development of music-oriented web sites, the Company is currently developing the combination of its 3D Internet technology with the extra available capacity on the CD to create an interactive experience for the CD purchaser. By utilizing the Company's technology distributed on a CD+ (a standard CD with its excess memory carrying a "bonus" as an enhancement), a consumer using the CD ROM drive of the consumer's computer with Internet access or services provider could enter into the interactive 3D world or site of the recording artist, be able to interact with other fans utilizing voice or text chat via the PC, visit the artist's merchandise shops, visit secret rooms of the artist, see and hear advance videos and record clips of the artist, and enter special VIP areas that would offer free concert tickets, among other things. The Company intends to enter into revenue sharing with recording labels and artists, from selling VIP on-line subscriber memberships, advertising and database sales. In addition, the Company anticipates the possibility of additional revenues from the sale of merchandise of the artist on the site.

PREDECESSOR'S HISTORY

                  Predecessor was formed with the intention of selling or licensing its 3D servers, 3D browsers, and 3D toolsets to aid programmers in the creation of unique 3D user experiences on the Internet that would be sold or offered as turnkey solutions, such as custom production of 3D environments on the Internet. Predecessor expected that it would host newly created 3D environments on its own servers and charge license fees to the owners of such 3D environments. This market did not develop as rapidly as Predecessor had anticipated. Until meaningful 3D Internet license fees could be developed using Predecessor's technology, Predecessor entered the custom production business to showcase its 3D Internet technology, hiring as many as 60 full- time artists and independent contractors, integrators, and producers to help create 3D virtual Internet environments for companies such as, among others, Steven Spielberg's Starbright Foundation, IBM, Visa International, MGM, Disney, and Tandem Computers Inc. ("Tandem").

                  By January 1997, after almost all of Predecessor's funds had been depleted, including approximately $17 million in equity financing, Pearson Inc. and Tandem loaned Predecessor $1.5 million to continue Predecessor's operations until such time as new capital could be invested in Predecessor or Predecessor could be acquired.

                  Recognizing the extent of its poor and rapidly deteriorating financial condition, in early 1997, Predecessor began substantial layoffs to reduce costs. In March 1997, Predecessor's Board of Directors decided to retain an outside crisis management organization as Predecessor's general manager, which, after Board approval, determined to proceed with the Merger Agreement.

                  From inception in April 1994 through 1997, Predecessor's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, custom production work and research and development. In the third quarter of 1996, Predecessor launched its first commercial user-oriented 3D chat site, Worlds Chat 1.0 and began selling the client interface software through direct sales channels. These sales were very nominal. In October of 1996, Predecessor introduced its first commercial toolset for developing 3D multi-user applications. From inception through the date of the Mergers, Predecessor generated revenues of only approximately $6 million and had an accumulated deficit of approximately $21 million.

                  The Company will not generate any meaningful revenues until after the company successfully completes development and market testing of Worlds Platinum (also known as "Gamma," the Company's newest 3D toolset, as further described below) and its 3D Internet music sites, and attracts and retains a significant number of subscribers. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its proposed products. There can be no assurance that the Company will be able to attract and retain a sufficient number of subscribers to generate meaningful revenues or achieve profitable operations or that its products and services will prove to be commercially viable.

THE MARKET

                  Currently, the World Wide Web is almost entirely two dimensional ("2D"), in part, because the high speed data transmission technology required to receive detailed 3D images is not yet available to the average Internet user. However, much of the data required for interactive 3D images is template or dynamic toolkit data that is reasonably constant and can be distributed to a user off-line on a CD, allowing the transmission of data on-line through the Internet to provide the updatable, interactive, variable portion of the user's 3D experience.

                  The CD+ appears to be an optimal medium to distribute the Company's 3D data. The traditional audio CD sold at record stores has excess storage capacity. Since the audio CD is the same medium as the CD that runs on the CD ROM drive of a personal computer ("PC"), the CD+ can be used to run computer programs on the user's PC. Many recently manufactured PCs also have sound production capability that allows the user to play the audio portion on the CD+ on the PC.

                  By utilizing the Company's technology distributed on a CD+, a consumer could enter into the interactive 3D world or site of the recording artist, be able to interact with other fans utilizing voice or text chat via the PC, visit the artist's merchandise shops, visit secret rooms of the artist, see and hear advance videos and record clips of the artist, and enter special VIP areas that would give away free concert tickets, among other things. The Company believes these services could generate revenues from consumer subscriptions, purchases, and advertising. While a number of recording artists have released CD+s for use exclusively on PCs, to the best of the Company's knowledge, no record company or artist has yet released a CD+, with a high level of interactive entertainment and on-line extension capability.

MARKET ENTRY STRATEGY

                  The Company plans to enter the market in two phases. First, the Company plans to develop proprietary 3D music sites in conjunction with record companies, record labels, and recording artists designed to generate revenues from advertising, merchandise sales and VIP Tier Level subscription sales. Second, the Company plans to seek strategic alliances with computer manufacturers, and telecommunication, video game and merchandise sale companies through contracts, joint ventures, business combinations and/or technology licensing structured to generate fee and royalty revenue.

                  In order for the Company to develop sales, it is imperative that relationships be developed between the Company and record companies, record labels (which are either owned and/or distributed by the record companies or independently owned), and the recording artist or group and their management companies.

                  In addition to numerous independent record companies, there are six major record companies that operate worldwide: Warner Bros. Music, Sony Music, Polygram, BMG Entertainment, Universal Music Group (MCA), and EMI. These companies in the aggregate sold approximately 800 million CD units in the U.S. and 2.5 billion CD units worldwide in 1996. The record companies typically create and finance new labels which might be owned, in whole or in part, by them, manufacture and distribute recorded music for company and/or independently owned labels, and provide marketing and technical assistance to their owned and/or distributed labels. The individual record label's primary responsibility is to sign, develop, and create records by the recording artist or group, which is then turned over to the record company for manufacture and distribution.

                  While it is best to have the full commitment and support of the record companies, labels and artists in implementing the Company's 3D artist site program on an enhanced CD or CD+, the Company believes that record company support is the most important because with their commitment to a particular effort or format, the record company can give the Company access to labels it either owns and/or distributes and the hundreds of artists that record for these labels. Toward this end, during the second and third quarters of 1997 and prior to and after the Mergers, management had numerous conversations and/or meetings with representatives and/or high level management and/or executives from all six major record companies. The Company believes it has received a positive response to its concept and online artist's prototype from each of the companies and intends to continue discussions with each of them.

3D INTERNET ENVIRONMENTS; VIRTUAL REALITY MODELING LANGUAGE ("VRML")

                  The technology to deliver Internet-based 3D experiences to a user's desktop has only been developed over the past four years. This new technology received a boost from an early standardization effort called Virtual Reality Modeling Language ("VRML") which increased consumer and developer awareness of the medium. The VRML effort evolved into a consortium of approximately 55 companies (including Predecessor), all with competing interests and underlying technologies.

                  VRML is supposed to deliver rich and dynamic 3D experiences over the Internet, viewable through the most commonly used Web browsers. However, VRML based Internet experiences and the companies developing these tools and technologies have not yet achieved significant market penetration for several reasons. To date, the user's experience with VRML has been unsatisfactory. VRML is slow in rendering images, has a long download time, confusing user interfaces and scene description language that is difficult to manipulate, and because it lacks standards for support of other media within the scene, the user experiences are less dynamic. Adequate VRML performance also requires high-end PCs, precluding effective use by average consumers with less advanced PCs. A new version of VRML, VRML 2.0 was just released at the end of 1997 with enhanced performance characteristics addressing some of VRML's performance problems. If and when VRML appears to be on the verge of overcoming its current limitations, the Company believes that its proprietary technology can be made VRML compliant. The Company believes that the VRML standard will ultimately overcome its limitations but the current problems make a proprietary solution such as the Company's technology attractive for the Company's intended use of 3D Internet technology.

                  Predecessor spent the last two years attempting to solve VRML's performance and production quality problems and has, in management's opinion, reduced, at least for the intended use of the Company, the barriers to the adoption of 3D multi-user environments on the Internet. Predecessor's technical solutions deliver user experiences that are rendered considerably faster than equivalent VRML browsers. Typical Predecessor environments are highly textured, object and behavior rich with a multi-user component that the Company believes delivers user experiences far more interesting than what many VRML environments provide today.

THE COMPANY'S TECHNOLOGY

                  The following is a summary of the Company's technologies, all of which were developed and released by Predecessor. The Company's development efforts are now focused on adapting World Platinum to produce music-oriented websites.

Worlds Platinum

                  The Worlds Platinum Development Kit is the Company's third generation and newest 3D toolset, and is expected to be completed in the first half of 1998. The Company believes that Worlds Platinum will deliver a considerably faster frame rate for user experiences and, in some cases, a meaningful productivity increase in art production and integration over its previous generation production tools.

                  The Worlds Platinum Development Kit has substantial elements written in Sun Microsystem's programming language, Java, including the WorldsBrowser Platinum and the WorldsShaper Platinum so the Company expects that it can be made portable across Windows and UNIX Platforms because of Java's platform independence.

-                   WorldsShaper Platinum: The WorldsShaper Platinum is an
                  advanced compositing 3D building tool that integrates pre-existing or custom content, such as 3D models created in Kinetix' 3D Studio, textures or images created in Adobe's Photoshop, or .midi or .wave sound files, with foundation world architectural geometry and interactive behaviors and actions written in Java. The architectural building blocks for creating 3D worlds, the flexibility and power of integrating professional modeling and imaging tools, and the extensibility via Java make the WorldsShaper Platinum a tool well-suited for rapid world creation. Additional Application Programming Interfaces for more sophisticated, programmatic control of the spaces will also be included. Initially, the WorldsShaper Platinum will only output in the Company's proprietary file format. If demand and market needs warrant, WorldsShaper Platinum's extensibility might be expanded to include support for ActiveX enabled scripting languages.

-                   WorldsServer Platinum: The WorldsServer Platinum is the
                  server software that the Company anticipates will be used to control and operate its future on-line virtual community, Worlds of Worlds, that is currently in development. If the Company is successful in developing this concept, the WorldsServer Platinum is being designed to manage the registration and authentication of users, the locations of users within the 3D environment, the physical structure of the 3D environment, all information regarding objects that are "shared" by the participants and any of the interactions between the users, such as text chat. It is currently proposed that the server will come in configurations that support 5, 20, 50, 100, 500, 1,000, and 1,000+ simultaneous users and is hoped to be available with a variety of add-on modules which, among other features, are intended to include, user tracking, encryption, person-to-person and multi-person voice conversations, streaming audio, electronic commerce transactions, and custom avatars. Additionally, the WorldsServer Platinum will include generalization of a "Bot" API to enable the use of Artificial Intelligence inference engines.

-                   WorldsBrowser Platinum: The WorldsBrowser Platinum is used to access the 3D environments created with the Worlds Platinum Development Kit. The browser is optimized for speed, delivering 10 - 20 frame rates per second in highly textured virtual 3D worlds. After its initial introduction, the Company may make the browser an ActiveX control for Microsoft's Internet Explorer and a plug-in for the Netscape Navigator.

-                   Worlds Platinum Libraries: The Worlds Platinum Libraries are
                  composed of sample worlds, textures, models, avatars, actions, sensors, sounds, motion sequences, and other behaviors. The Worlds Platinum Libraries will be made available as part of the WorldsShaper Platinum and can easily be customized by the user or extended by adding new library elements.

                  The markets for the Company's products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will be dependent on the Company's ability to complete development of Worlds Platinum in a timely manner. There can be no assurance that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the Company will be able to successfully enhance its products or develop new products.

Worlds Chat 1.0 Gold

                  The Company also owns its own proprietary online 3D Internet chat site known as Worlds Chat. Worlds Chat is the 3D environment originally created by Predecessor and launched in 1996 to test its technologies and to learn about user behaviors and preferences in 3D environments. Worlds Chat enhances users' chat experiences by allowing users to see a representation of each other in the form of highly textured characters, known as avatars, and to explore a 3D environment together. Avatars can be created by the individual or chosen from pre-defined figures chosen from the Company's library. Users communicate with each other through text chat. The client interface for the Worlds Chat environment was originally distributed through a free download and later was sold on a CD which has a greater selection of avatars, persistent users names, and access to six virtual worlds (over 500 rooms, compared to 100 available in the free demo version).

                  The Company believes that the user base to Worlds Chat site will develop into a valuable asset. Although the Company has no plans to build advertising or subscription revenues through this site, such revenues may be possible in the future as the Company is now preparing to release a more updated version of this product and attempting to market a customized version of this product for intranet applications by corporations. Currently, the Company collects a name and an e-mail address from its demo version users and a complete name, address, and credit card information from its direct customers. In order to rapidly increase the number of potential subscribers of its 3D music sites, the Company plans to offer a new and improved updated version of Worlds Chat product at a much lower price and, in certain instances, for free. The objective in this marketing approach is that by reducing the price barrier, the Company may generate a significant number of members to its Chat service. These new members may be matriculated to the 3D music sites when launched. Additionally, the proliferation of Worlds Chat may increase corporate brand identity that could translate into valuable consumer data and related advertising potential.

                  The Company believes that there is an opportunity to further exploit the Worlds Chat product in modified form. The Company is now preparing a marketing campaign for Worlds Chat as a corporate intranet chat and information service to human resource administrators in major corporations worldwide. The modified application of Worlds Chat, if successfully modified and then marketed, could provide the company with an ongoing revenue stream based on the licensing fees for Worlds' server technology, as well as a per employee annual subscription fee.

COMPETITION

         The markets in which the Company is currently operating and those it intends to enter are characterized by intense competition and an increasing number of new market entrants which have developed or are developing competitive products. The Company will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, software companies, and online and Internet service providers. The Company believes that competition will be based primarily on ease of use, features (including communications capabilities and content) and price.

         In addition, certain companies have developed or may be expected to develop technologies or products in related market segments which could compete with certain technologies or products being developed by the Company. The Company expects that such companies, as well as other companies (including established and newly formed companies), may attempt to develop products directly competitive with Worlds Platinum. Certain of such competitors have substantially greater financial, technical, marketing, distribution personnel and other resources than the Company, permitting such companies to implement extensive marketing campaigns.

         Technologically, the market targeted by the Company is sought after by a combination of numerous recent start-ups and well established 3D graphics companies. Each company has a slightly different focus and each claims a different combination of product offerings. The Company's product solution includes three major components: tools for building 3D worlds (known as shapers), servers for distributing those worlds and making those worlds multi-user, and browsers that enable end-users to enter and experience those worlds. Many of the competitors in this market have adopted the VRML and VRML
2.0 scene description language as their file format and have limited their expertise and scope to only one of the above categories.

         The most competitive environment is in the area of 3D world building tools. Competitors in this area can be grouped into two categories: newcomers, who are developing tools to create real-time, networked virtual worlds, and 3D modeling companies, which have been successful in more traditional multimedia application development and distribution. To the best of the Company's knowledge, companies in the former category include Paragraph (acquired by Silicon Graphics), Superscape, OZ Interactive, Dimension X (acquired by Microsoft), New Fire, Virtus, VREAM, Sense8, Sony, and Electric Communities. Many 3D modeling companies have been extending their products to import and export VRML files that would enable them to be used in real-time networked applications. These companies include Kinetix (Autodesk), SGI, Microsoft, Macromedia, and Caligari.

         Multi-user virtual world servers is a somewhat less competitive area with companies such as OnLive! (which, to the Company's knowledge, no longer offers 3D contract production) and Black Sun (now called Blaxxun and currently focused on corporate applications) currently having a product available. Other have announced their intention of bringing to market multi-user servers.

         Each of the above mentioned organizations or technologies, as well as possibly others not now known to the Company in some way competes with the Company. The competition may be through entry into the same markets as the Company, or through technology that either obviates Company's advantages or lowers the barrier to entry in one of the Company's markets.

         Besides technological competition, the Company will be competing with established online music retailers with substantial resources and established user bases. Among the leaders in online music web sites are N2K and CDNow. Each of these companies, as well as others that are currently selling on-line music related products, including CDs and other merchandise, have financial and management resources significantly in excess of the Company's. These companies have established themselves with consumers as music merchandise and music review destinations; they all sell music-related products and have generated revues in online sales.

         Notwithstanding the forgoing, to the best of the Company's knowledge, no other company is currently offering a product that integrates 3D internet technology with a music industry content application similar to what the Company proposes to offer.

EMPLOYEES

         The Company currently has seven full time employees, of whom one is an executive officer, three are engaged in product development, one is engaged in financial activities and one is engaged in marketing activities. The Company has also re-established relationships with eight independent contractors (software developers/programmers) who until early 1997 were performing technological development work on its Worlds Platinum platform.

         The Company, additional financing permitting, intends to hire up to twelve additional employees, at least two of whom will be in the area of artist/integration production of music sites, and up to three of whom will be in artist relations and/or administration. It is possible that one or more of the people who might be hired for one or more of these positions will be retained as independent consultants.

         The Company's employees are not represented by a labor union. The Company believes that its relations with its employees are good.

FACILITIES

         The Company's facilities are located in approximately 2,500 square feet of leased office space in San Francisco, California and 2,500 square feet of leased office space in Boston, Massachusetts. The lease in San Francisco is on a month by month basis at $4,700 per month and in Boston the lease expires in September 2000 and provides for an annual rental of approximately $50,000. The Company has only negligible costs relating to environmental compliance laws.

LEGAL PROCEEDINGS



         The Company is not currently involved in any material legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CONSULTANT

         The directors and executive officers of the Company are as follows:

Name                                     Age                                   Position
Michael J. Scharf                         55        Chairman of the Board
Thomas Kidrin                             45        President, Chief Executive Officer, Secretary, Treasurer and
                                                    Director
Kenneth  A. Locker                        49        Director

MICHAEL J. SCHARF has been Chairman of the Board since December 3, 1997. Prior to the Mergers, Mr. Scharf was Chairman and Secretary of Worlds Acquisition Corp. ("WAC") since June 4, 1997, and a Director since inception. Since 1993 he has been Chairman and President of Niagara Corporation, a company engaged in the manufacturing and distribution of steel bars. From 1983 until 1989, Mr. Scharf was Chairman and Chief Executive Officer of Edgcomb Corporation, the largest independent distributor of steel in the United States. Mr. Scharf received an A.
B. degree from Princeton University and an M. B. A. from Harvard Business School. From 1989 (when Edgcomb was sold) until 1993 (when Niagara was founded) Mr. Scharf managed his personal investments.

THOMAS KIDRIN has been President, Chief Executive Officer, Secretary and Treasurer since December 3, 1997. Prior to the Mergers, Mr. Kidrin was President of WAC since its inception, Treasurer since June 4, 1997 and a Director since inception. He has been engaged in developing the business plan and prototype for the Company's business for over one year. From 1991 to 1996, Mr. Kidrin was a founder, director, and President of UC Television Network Corp., a company engaged in the design and manufacture of interactive entertainment/advertising networks in public venues.

KENNETH A. LOCKER has been a Director since December 3, 1997 and prior to the Mergers was a Director of WAC since June 4, 1997. Since 1996 he has been Executive Producer for MGM Interactive where he is responsible for creating and implementing the MGM Interactive online business strategy. From 1994 to 1996, Mr. Locker was a founder and Vice President of Predecessor. From 1993 to 1994, Mr. Locker was Senior Program Consultant for Ziff Davis Communications. From 1990 to 1993, Mr. Locker was Executive Vice President and Head of Production for RHI Entertainment which at the time was 50% owned by New Line Cinema. Mr. Locker is also on the Board of Directors of Softbank Forums, Inc., a division of Softbank Corp.

STEVEN A. GREENBERG was a founder of WAC and was substantially involved in the implementation of the early and current stages of its business. It is anticipated that Mr. Greenberg will remain involved in the Company as a consultant. From 1991 until the present, Mr. Greenberg has been a financial consultant and private investor. In June 1994, Mr. Greenberg settled a civil proceeding instituted against him by the SEC. Mr. Greenberg, without admitting or denying the allegations of the SEC complaint, consented to an injunction against future violations of the insider trading provisions of the federal securities laws and paid a civil penalty. See "Risk Factors -- Consent Decree of Founder." The action had absolutely no relationship to Mr. Greenberg's affiliation with the Company and the Company does not anticipate incurring any costs or liability in connection with the matter. The Company's Board of Directors is aware of the SEC's civil lawsuit and Mr. Greenberg's settlement thereof and understands that several factors come into play in settling a pending legal action, not the least of which is the curtailment of ongoing litigation costs.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's By-Laws includes certain provisions permitted pursuant to the New Jersey Business Corporation Act ("NJBCA"), whereby officers and directors of the Company are to be indemnified against certain liabilities. These provisions of the By-Laws have no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification might be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company, excluding Mr. Scharf, will be reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committee on which they may serve, as well as $2,000 per Board meeting. The Company estimates total Board related expenses, including travel, lodging, and director's fees, will be approximately $40,000 per year.

COMPENSATION OF EXECUTIVE OFFICERS

         Prior to the Mergers, the Company had not paid any compensation to its executive officers or directors during the prior three years. From December 3, 1997 (effective date of the Mergers) through December 31, 1997, the Company paid $21,903 in compensation to its President and Chief Executive Officer. The Company intends to enter into an employment agreement with its President, Thomas Kidrin that will expire December 2000. The agreement, among other things, will provide for base compensation payable to Mr. Kidrin of $175,000 in the first year, and bonuses to be determined. The agreement will also provide for employment on a full-time basis and contain a provision that Mr. Kidrin will not compete or engage in a business competitive with the Company for a period of one year after termination.

1997 STOCK OPTION PLAN

         The Board of Directors and stockholders of the Company have adopted a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of Common Stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit.

         The purpose of the Option Plan is to make options (both "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options) and "stock appreciation rights" (with non-qualified options only, if in tandem) available to officers, directors and other key employees and/or consultants of the Company in order to give such individuals a greater personal interest in the success of the Company and, in the case of employees, an added incentive to continue and advance in their employment.

         The Option Plan is currently administered by the majority vote of a Committee (the "Committee") appointed by the Board of Directors and comprised of at least two "independent" members of the Board, or alternatively, by the entire Board, who are not eligible to receive options, other than pursuant to a formula, it being intended that such plan shall qualify under Rule 16b-3 as promulgated pursuant to the Securities Exchange Act of 1934, as amended. With specified limitations, the Committee may amend the terms of the Option Plan.

         The Committee will designate those persons to receive grants under the Option Plan and determine the number of options and/or SARs, as the case may be, to be granted and the price payable for the shares of Common Stock thereunder. The price payable for the shares of Common Stock under each option will be fixed by the Committee at the time of the grant, but, for incentive stock options, must be not less than 100% (110% if the person granted such option owns more than 10% of the outstanding shares of Common Stock) of the fair market value of Common Stock at the time the option is granted. The Committee will also determine the term and vesting schedule of all options and SARs granted, provided that no option may be exercisable later than ten years after the date of grant (or five years in the case of a 10% stockholder). The Committee may also institute divesting schedules. All options are payable in cash or check, by delivery of a secured personal interest bearing note, or by delivery of shares of Common Stock equal in value to the cost of the options.

         There are currently 165,000 non-plan stock options outstanding at an exercise price of $.50, which vest in equal amounts over a three year period, including 60,000 to one of the Company's outside directors.

CERTAIN TRANSACTIONS

         The Company intends to enter into a month-to-month consulting agreement with Steven A. Greenberg, a founder of WAC. The agreement will provide for monthly compensation of $15,000 plus reimbursement of reasonable expenses actually incurred. In addition to providing consulting services, Mr. Greenberg will also make his offices and support staff available to Company employees. During 1997, Mr. Greenberg loaned $77,000 to WAC of which $71,000 was repaid as of December 31, 1997. Also, during 1997, Mr. Greenberg received $20,000 in consulting fees.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of February 28, 1998, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of its outstanding Common Stock, (ii) each of its officers and directors, and (iii) all of its officers and directors as a group. Each stockholder's address is c/o the Company, 15 Union Wharf, Boston, MA 02109.

                                Shares Owned Beneficially
                                      and of Record

       Name                    No. of Shares    % of Total
---------------------          -------------    ----------
Michael J. Scharf (1)             1,900,000       11.76%
Thomas Kidrin (2)                 1,600,000        9.91%
Kenneth A. Locker (3)                   -0-         N/A

Steven A. Greenberg               4,500,000       27.86%

All Officers and Directors        3,500,000       21.67%
    as a  Group (3 persons)


-----------------------

(1)      Chairman.

(2)      President, Chief Executive Officer, Secretary, Treasurer and a
         Director.

(3)      Director.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


         Section 14A:3-5 of the NJBCA, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company's By-Laws contains provisions providing for the indemnification of directors and officers to the full extent permitted by New Jersey Law.

         The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

                            DESCRIPTION OF SECURITIES

         The Company has authorized capital stock consisting of 30,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Prospectus, 16,149,996 shares of Common Stock are issued and outstanding.

         The following is a description of the material terms of the securities offered hereby. The rights of the holders of shares of the Company's capital stock are established by the Company's Certificate of Incorporation, the Company's Bylaws and New Jersey Law. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Certificate of Incorporation, Bylaws and state law.

         The holders of Common Stock have no preemptive or subscription rights in later offerings of Common Stock and are entitled to share ratably (i) in such dividends as may be declared by the Board of Directors out of funds legally available for such purpose and (ii) upon liquidation, in all assets of the Company remaining after payment in full of all debts and obligations of the Company and any preferences granted in the future to any preferred stock. The Company has not paid any dividends on the Common Stock.

         Holders of Common Stock are entitled to one vote for each share held and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock entitled to vote for election of directors can elect all the directors if they choose to do so. All shares of Common Stock now outstanding, including the shares of Common Stock which are the subject of this Offering, are fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate of Incorporation without stockholder action.

         Under New Jersey law, no offeror shall make a takeover bid to purchase a number of equity securities of target company that together with presently owned shares will exceed 10% of outstanding shares of any class of equity securities, unless at least twenty days prior to making a bid the offeror files a statement with the New Jersey Bureau of Securities. No offeror shall make a takeover bid without permission of Bureau Chief which may be after a public hearing conducted by Bureau.

         The New Jersey Shareholder Protection Act prohibits the Company from engaging in business combinations with any interested stockholder for period of five years following stock acquisition date by interested shareholder unless:
(1) approved by board of directors before such stock acquisition date and (2) certain other conditions are met, including approval by vote of two-thirds of voting stock not beneficially owned by the interested shareholder and fair price requirements.

SHARES AVAILABLE FOR FUTURE SALE

         The Company currently has 16,149,996 shares of Common Stock outstanding (up to approximately 16,911,496 shares if all the currently outstanding options, warrants and convertible notes are exercised or converted). Of these shares, 453,700 shares are freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. In addition, another 2,426,996 shares of Common Stock will be tradeable pursuant to Rule 144 on December 4, 1998, provided none of such shareholders becomes an "affiliate" prior to such date. All of the remaining 8,000,000 shares of Common Stock are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with an affiliate of the Company), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class (approximately 161,500 shares assuming only the existing shares are outstanding) or the average weekly trading volume of the Company's Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Of the 16,149,996 shares of Common Stock currently outstanding, 456,000 are currently freely tradeable and 5,294,000 are being registered herewith. In the event the Company's offering is completed, the Company will have an additional 2,000,000 shares outstanding, all of which would be freely tradeable.

         As of January 22, 1998, there were 633 record holders of the Common Stock.

CERTAIN MARKET INFORMATION

         Currently there is, and at all times for at least the last five-years there was, no active market for the Company's Common Stock. The Company intends to take all necessary steps to cause its Common Stock to be traded on the Bulletin Board. The Bulletin Board is an electronic inter-dealer quotation system operated by the NASD for securities not quoted on NASDAQ that was approved as a pilot project by the SEC in May 1990 and given permanent approval in March 1997. A company's securities may be quoted for trading on the Bulletin Board without the level of scrutiny applied by the NASD for NASDAQ listed companies. Since December 1993, last transaction information on the Bulletin Board is publicly available on a real-time basis (i.e. within 90 seconds). No assurance can be given that the Company will be successful or that an active trading market will ever develop. See "Risk Factors."

DIVIDEND POLICY

         The Company has paid no dividends and does not expect to pay dividends on its Common Stock in the foreseeable future as it intends to retain earnings to finance the growth of its operations.

TRANSFER AGENT

         The Company has engaged Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, to act as Transfer Agent for the Company's Common Stock.

                                 PLAN OF DISTRIBUTION

The Company hereby offers up to 2,000,000 shares of its Common Stock on an "as-sold, best efforts" basis at a price of $1.00 per share. All funds raised during this offering which will extend for ninety days from the date hereof (unless extended by the Company for up to an additional 60 days) will be available to the Company immediately upon receipt. While the Company intends to enter into arrangements with registered broker/dealers to help sell these Shares in which case the Company will be required to pay commissions or other compensation to these agents,the Company may sell some shares directly without the use of agents. The Company currently has no understandings or arrangements with anybody to act as selling agent.

         The Securities offered herein by the Selling Security Holders hereby may be sold from time to time directly by the Selling Security Holder. Alternatively, the Selling Security Holders may from time to time offer such Securities through underwriters, dealers or agents. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of Securities. The Selling Security Holders and intermediaries through whom such Securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commission received may be deemed underwriting compensation. The Selling Security Holders may also transfer the Securities pursuant to applicable exemptions from registration under the Securities Act including Rule 144 under such Act.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in a distribution of the Securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M and Rule 10b-7, in connection with transactions in such Securities, which provisions may limit the timing of purchases and sales of such Securities by the Selling Security Holders.

         There are no current or future plans, arrangements or understandings of or known by the Company with respect to transactions of the Selling Security Holders, including transactions involving short selling. The Selling Security Holders are not obligated to sell the Securities through any particular broker.

                            SELLING SECURITY HOLDERS

         The Company is registering the shares of Common Stock (the "Reoffer Shares") purchased by investors in private placement offering; shares held by a pre-Merger control shareholder of the Company; and 310,375 shares of Common Stock underlying currently outstanding Stock options and warrants. Other than the costs of preparing this Prospectus and a registration fee to the SEC, the Company is not paying any costs relating to the sales by the Selling Security Holders.

         Each of the Selling Security Holders (or their transferees) and intermediaries to whom such securities may be sold may be deemed to be an "underwriter" of the Company's Common Stock offered hereby, as that term is defined under the Act. Each of the Selling Security Holders (or their transferees) may sell the Reoffer Shares from time to time for his own account in the open market at the prices prevailing therein, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of the Reoffer Shares by the Selling Security Holders will inure entirely to their benefit and not to that of the Company.

         Except as indicated below, none of the Selling Security Holders has held any position or office, or had any material relationship with the Company or any of its predecessors or affiliates within the last three years, and none of the Selling Security Holders will own any of the outstanding Common Stock of the Company after completion of the offering of such shares.

         The Reoffer Shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or, either directly or through brokers or to dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of the Reoffer Shares. In the absence of a current prospectus, if required, these shares may not be sold publicly without restriction unless held for two years, or after one year subject to volume limitations and satisfaction of other conditions. The Selling Security Holders have been advised that Rules 10b-6 and 10b-7 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of Reoffer Shares. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.

         The Selling Security Holders (or their transferees) might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act and any profit on the resale of the Reoffer Shares as principal might be deemed to be underwriting discounts and commissions under the Act.

Any sale of Reoffer Shares by Selling Stock Holders (or their transferees) through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a "distribution" for purposes of Rule 10b-6, then such broker-dealers might be required to cease making a market in the Company's equity securities for either two or nine trading days prior to, and until the completion of, such activity.

                                                                                 Shares                Shares Owned
 Name                                                        Shares Held         Offered                After Sale
 Barrington Capital Group, L.P.                                 120,000            120,000                    0
 Harvey Bibicoff                                                 60,000             60,000                    0
 Harvey R. Brice                                                 30,000             30,000                    0
 Cameo Trust Corporation Limited                                 24,000             24,000                    0
 Cameo Trust Corporation Limited                                120,000            120,000                    0
 Cameo Trust Corporation Limited                                 60,000             60,000                    0
 Cass & Co. - Magnum Capital Growth Fund                        120,000            120,000                    0
 Cass & Co. - Magnum Tech Fund                                  100,000            100,000                    0
 Cass & Co. - Magnum US Equity Fund                             240,000            240,000                    0
 Steven Chrust & Sharon Chrust JTWROS                            60,000             60,000                    0
 Steven Chrust IRA                                               60,000             60,000                    0
 CML Strategic Investment Fund, Ltd.                             20,000             20,000                    0
 Dine Investors, L.P.                                            60,000             60,000                    0
 Engel Investors                                                230,000            230,000                    0
 James C. Gale, Trustee
          F/B/O Ariana J. Gale                                   30,000             30,000                    0
 Leo I. George                                                  120,000            120,000                    0
 Jay Gottlieb                                                    30,000             30,000                    0
 Greenberg & Panish APC defined Benefits
           Pension Plan dated 2/1/88                             30,000             30,000                    0
 David Greenberg IRA                                             30,000             30,000                    0
 Susan Greenberg                                                 60,000             60,000                    0
 DLJSC, Custodian f/b/o
          Stewart Greisman (IRA)                                 30,000             30,000                    0
 Katarina Kalda                                                   5,000              5,000                    0
 John J. & Lenore Heckler JTWROS                                 30,000             30,000                    0
 Paul Hochhauser                                                 60,000             60,000                    0
 Intergalactic Growth Fund, Inc.                                120,000            120,000                    0
 Ronald Koenig(1)                                                60,000             60,000                    0
 Laurick Trust                                                   30,000             30,000                    0
 John M. Liviakis                                                25,000             25,000                    0
 Mercantile Capital, LLC                                        120,000            120,000                    0
 Robert E. Mullane                                              120,000            120,000                    0
 Napier Brown Holdings, Ltd.                                    120,000            120,000                    0
 Patricia Bartlett Nemes                                         30,000             30,000                    0
 Christiane Olsen                                                60,000             60,000                    0
 Palestra Partners LP                                           120,000            120,000                    0
 David A. Rees                                                  120,000            120,000                    0
 Rosebud Capital Growth Fund, Ltd.                              110,000            110,000                    0
 S-A Capital LLC                                                 30,000             30,000                    0
 Elizabeth Varabiev                                               5,000              5,000                    0
 Howard Landis                                                   10,000             10,000                    0

                                                                                 Shares                Shares Owned
 Name                                                        Shares Held         Offered                After Sale
Marvin M. Shiller                                                40,000             40,000                    0
Murray Slimowitz                                                 60,000             60,000                    0
Murray Slimowitz, IRA                                            60,000             60,000                    0
Tore Staubo                                                      60,000             60,000                    0
Michael & Marjorie Stern JTWROS                                 240,000            240,000                    0
Peter Stern Family Trust                                        180,000            180,000                    0
         U.A.D. 8/21/90
Cowen & Company custodian
         FBO William G. Walters, IRA (29
         98054)                                                  60,000             60,000                    0
         Raphael & Bella Wizman JTWROS                           15,000             15,000                    0
International Capital Growth, Ltd.(2)                           535,375            535,375                    0
John Cattier(3)                                                  50,000             50,000                    0
Unity Venture Capital Associates Ltd.(4)                         94,000             94,000                    0
Summit Bank as Trustee
         Hannah S. and Samuel A. Cohn.
         Memorial Foundation Under
         Agreement of Trust Dated 8/17/94                        60,000             60,000                    0
Summit Bank as Trustee
         Cynthia J. Cohn Under Agreement of
         Trust Dated 12/29/89                                    60,000             60,000                    0
Joseph F. & Linda Galvin                                         40,000             40,000                    0
Heidrun Eckes - Chantre                                         360,000            360,000                    0
Elizabeth G. Konaxis                                             40,000             40,000                    0
Robert B. Prag                                                   25,000             25,000                    0
Lawrence Burstein (5)                                           140,000            140,000                    0
Jerome Baron                                                      7,200              7,200                    0
Murdoch & Company                                                18,000             18,000                    0
Cricket Services                                                 23,400             23,400                    0
Richard Kress & Cheryl Kess JTTEN                                 2,700              2,700                    0
Stephen Verchick                                                 21,600             21,600                    0
Richard Braver                                                    2,700              2,700                    0
Bear Stearns Securities Corp. f/b/o Dan
         Brecher -- IRA                                           6,300              6,300                    0
Barry Ridings                                                     3,600              3,600                    0
Carl L.  Norton                                                   5,400              5,400                    0
Financiera E Inyersionista Salles S.A.                            7,200              7,200                    0
Ian Barnett                                                       2,700              2,700                    0
Henry Rothman                                                     3,600              3,600                    0
Donald Rabinovitch                                                3,150              3,150                    0
David Vozick                                                      3,150              3,150                    0
Jonathan Rothschild                                                 900                900                    0
Ira Roxland                                                       3,600              3,600                    0
Equity Interest Inc.                                                900                900                    0
Domaco venture Capital                                              900                900                    0

                                                                                 Shares                Shares Owned
 Name                                                        Shares Held         Offered                After Sale
The Sagres Group Ltd.                                             3,600              3,600                    0
Heptagon Investments Ltd.(6)                                     45,000             45,000                    0
Steven Milner (7)                                                60,800             60,800                    0
Charles L. Greenberg & Donna Greenberg,
     JTWROS (8)                                                 120,000            120,000                    0
Tucker Anthony C/F Charles L. Greenberg,
     IRA Rollover Dtd 1/8/97(8)                                 120,000            120,000                    0
Cowen & Co. Custodian for Stanley
         Hollander (9)                                           78,000             78,000                    0
Norman Leben                                                      9,000              9,000                    0
Heptagon Capital Management Inc.                                    900                900                    0
Michael Karfunkel                                                20,700             20,700                    0
George Karfunkel                                                 20,700             20,700                    0
Jay M. Haft                                                       6,300              6,300                    0
Credo Interactive Inc.(10)                                       50,000             50,000                    0
Joseph G. and Lillian P. Matulich (11)                           16,000             16,000                    0
                                                                 ------             ------                    -
                  Total                                       5,604,375          5,604,375                    0

(1) Chairman and CEO of International Capital Growth, Ltd.

(2) Includes 110,375 shares of Common Stock underlying currently exercisable warrants. Placement Agent for the Offering.

(3) Consists of shares of Common Stock underlying currently exercisable stock options. Director of the Company prior to the Merger. An affiliate of Cricket Services and Chairman of Heptagon investment Ltd., an affiliate of Heptagon Capital Management Inc.

(4) Prior to the Mergers, this entity was a control shareholder. This entity's president was the president of the Company prior to the Mergers.

(5) President of Unity Venture Capital Associates Ltd. and a Director of the Company prior to the Mergers. Includes 50,000 shares underlying currently exercisable stock options.

(6) An affiliate of Heptagon Capital Management Inc.

(7) Director of the Company prior to the Mergers. Includes 50,000 shares underlying currently exercisable stock options.

(8) Brother of Steven A. Greenberg, the Company's principal shareholder.

(9) Executive Vice President of International Capital Growth, Ltd. Includes shares held in an IRA account for his benefit.

(10) Consists of shares of Common Stock underlying currently exercisable warrants.

(11) Parents of a Senior Vice President of International Capital Growth, Ltd.

                                  LEGAL MATTERS

         The validity of the issuance of the Securities offered hereby will be passed upon for the Company by the law firm of Heller, Horowitz & Feit, P.C., New York, New York.

         Irving Rothstein, Esq. is a member of the law firm of Heller, Horowitz & Feit, P.C., counsel to the Company. As of September 15, 1997, Mr. Rothstein was appointed an Assistant Secretary of the Company. This is purely an administrative position and Mr. Rothstein was appointed solely to assist, and to ease the burdens of, the executive officers of the Company in the execution of various documents and/or certificates on behalf of the Company. Neither Mr. Rothstein nor his law firm receive any additional compensation for these efforts.

                                     EXPERTS

         The financial statements of the Company and Worlds Inc. - Predecessor included in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports (both of which contain an explanatory paragraph regarding the Companies' ability to continue as going concerns) appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
















                                                            FINANCIAL STATEMENTS
                                           PERIOD FROM APRIL 8, 1997 (INCEPTION)
                                                            TO DECEMBER 31, 1997

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)












                                                            FINANCIAL STATEMENTS
                                           PERIOD FROM APRIL 8, 1997 (INCEPTION)
                                                            TO DECEMBER 31, 1997

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                                        CONTENTS


WORLDS INC. (THE "COMPANY")

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-3

FINANCIAL STATEMENTS:
   Balance sheet                                                           F-4
   Statement of operations                                                 F-5
   Statement of stockholders' deficit                                      F-6
   Statement of cash flows                                                 F-7
   Summary of accounting policies                                   F-8 - F-11
   Notes to financial statements                                   F-12 - F-21

WORLDS INC. ("PREDECESSOR")
 [Predecessor company - information prior to date of merger with the Company herein disclosed]:

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        F-24

FINANCIAL STATEMENTS:
   Balance sheet                                                          F-25
   Statements of operations                                               F-26
   Statements of stockholders' deficit                                    F-27
   Statements of cash flows                                               F-28
   Summary of accounting policies                                  F-29 - F-31
   Notes to financial statements                                   F-32 - F-41

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Worlds Inc.
Boston, Massachusetts


We have audited the accompanying balance sheet of Worlds Inc. (the "Company") (a development stage enterprise) as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the period from April 8, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Inc. at December 31, 1997 and the results of its operations and its cash flows for the period from April 8, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1, the accompanying financial statements have been prepared assuming Worlds Inc. will continue as a going concern. The Company is in the development stage, has a stockholders' deficit, has had minimal revenues from operations and will require substantial additional funds for development and marketing of its products. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




BDO Seidman, LLP



New York, New York

March 25, 1998

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                                   BALANCE SHEET



December 31, 1997
--------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
   Cash and cash equivalents                                                       $ 3,541,829
   Trade receivables, less allowance for doubtful accounts of $140,318                     538
   Prepaid expenses and other current assets                                            74,175
--------------------------------------------------------------------------------------------------
           TOTAL CURRENT ASSETS                                                      3,616,542
PROPERTY AND EQUIPMENT, NET (NOTE 4)                                                   209,452
--------------------------------------------------------------------------------------------------
                                                                                   $ 3,825,994
==================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT:
   Accounts payable                                                               $    568,707
   Accrued expenses (Note 11)                                                          592,250
   Advanced customer billings and deferred revenue                                     436,140
   Current maturities of notes payable (Note 5)                                        269,333
-----------------------------------------------------------------------------------------------
           TOTAL CURRENT LIABILITIES                                                 1,866,430
LONG-TERM PORTION, NOTES PAYABLE (NOTE 5)                                            1,968,333
--------------------------------------------------------------------------------------------------
           TOTAL LIABILITIES                                                         3,834,763
--------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTES 6 AND 11)
STOCKHOLDERS' DEFICIT (NOTES 2, 3 AND 7):
   Common stock, $.001 par value - shares authorized 30,000,000; outstanding
      16,119,996                                                                        16,120
   Additional paid-in capital                                                        6,661,582
   Deficit accumulated during the development stage                                (6,686,471)
--------------------------------------------------------------------------------------------------
           TOTAL STOCKHOLDERS' DEFICIT                                                 (8,769)
--------------------------------------------------------------------------------------------------
                                                                                  $ 3,825,994
==================================================================================================

                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                         STATEMENT OF OPERATIONS



Period from April 8, 1997 (inception) to December 31, 1997 (a)
--------------------------------------------------------------------------------------------------
NET REVENUES                                                                       $      1,420
COSTS AND EXPENSES:
   Selling, general and administrative                                                 (675,030)
   Acquired research and development (Note 1)                                        (6,135,538)
--------------------------------------------------------------------------------------------------
        OPERATING LOSS                                                               (6,809,148)
OTHER INCOME (EXPENSES):
   Interest income                                                                        13,593
   Interest expense                                                                     (16,692)
--------------------------------------------------------------------------------------------------
        LOSS BEFORE EXTRAORDINARY ITEM                                               (6,812,247)
EXTRAORDINARY ITEM - GAIN ON DEBT SETTLEMENT (NOTE 9)                                    125,776
--------------------------------------------------------------------------------------------------
NET LOSS                                                                            $(6,686,471)
==================================================================================================
LOSS PER SHARE (BASIC AND DILUTED)(Note 10):
   Loss before extraordinary item                                                  $        (.73)
   Extraordinary item                                                                        .01
--------------------------------------------------------------------------------------------------
        NET LOSS PER SHARE (BASIC AND DILUTED)                                     $        (.72)
==================================================================================================
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   Basic and diluted                                                                   9,336,569
==================================================================================================

--------------

(a) Includes the results of Predecessor and Academic (from December 4, 1997) which were merged into the Company on December 3, 1997.

                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                              STATEMENT OF STOCKHOLDERS' DEFICIT
                                                                        (NOTE 7)




Period from April 8, 1997 (inception) to December 31, 1997

                                                                                         Deficit
                                                                                       accumulated
                                            Common stock                               during the           Total
                                      ------------------------       Additional        development       stockholders'
                                       Shares          Amount      paid-in capital        stage            deficit
---------------------------------------------------------------------------------------------------------------------
Issuance of common stock to            8,400,000       $ 8,400       $  195,600       $      --          $   204,000
   founding stockholders
Sale of shares in private
   offering memorandum and
   shares issued to placement
   agent (Note 3)                      4,810,000         4,810        3,689,866              --            3,694,676
Issuance of shares to
   Academic Computer
   Systems, Inc. (Note 2)                910,000           910          557,116              --              558,026
Issuance of shares pursuant to
   merger with Predecessor
   (Note 2)                            1,999,996         2,000        1,998,000              --            2,000,000
Capital contribution resulting
   from forgiveness of debt to
   shareholders of Predecessor
   (Note 5)                                 --            --            221,000              --              221,000
Net loss for the period April 8
   to December 31, 1997                     --            --               --          (6,686,471)        (6,686,471)
---------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997            16,119,996       $16,120       $6,661,582       $(6,686,471)       $    (8,769)
=====================================================================================================================

                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                         STATEMENT OF CASH FLOWS
                                                                       (NOTE 12)

Period from April 8, 1997 (inception) to December 31, 1997
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                $(6,686,471)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                              16,323
      Gain on debt settlement                                                                 (125,776)
      Acquired research and development                                                       6,135,538
      Changes in operating assets and liabilities, net of effects from merger with Predecessor and Academic:
           Trade receivables                                                                      (538)
           Prepaid expenses and other assets                                                     93,716
           Accounts payable and accrued expenses                                                214,361
-----------------------------------------------------------------------------------------------------------
              NET CASH USED IN OPERATING ACTIVITIES                                           (352,847)
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock to founding stockholders                                  204,000
   Proceeds from sale of common stock in private offering memorandum                          3,694,676
   Payments on note payable                                                                     (4,000)
-----------------------------------------------------------------------------------------------------------
              NET CASH PROVIDED BY FINANCING ACTIVITIES                                       3,894,676
-----------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                     3,541,829
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                        -
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                    $ 3,541,829
===========================================================================================================

                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                  SUMMARY OF ACCOUNTING POLICIES




DEFINITIONS                             The Company is the resulting entity of
                                        two contemporaneous mergers (the
                                        "Mergers") of Worlds Inc., a Delaware
                                        corporation ("Predecessor"), with and
                                        into Worlds Acquisition Corp., a
                                        Delaware corporation ("WAC"), and WAC
                                        with and into Academic Computer Systems, Inc., a New Jersey corporation
                                        ("Academic"), which changed its name to
                                        Worlds Inc. (see Note 2). While Academic was the legal entity that survived the mergers, WAC was the accounting acquiror in both mergers. The Company's fiscal year-end is December 31.

                                        The term the "Company," as used herein,
                                        refers to the consolidated entity
                                        resulting from the two contemporaneous
                                        mergers, as well the pre-merger
                                        Predecessor, WAC and Academic; however,
                                        Predecessor, WAC and Academic are
                                        hereinafter sometimes referred to
                                        separately as the context requires.



NATURE OF BUSINESS                      WAC was incorporated on April 8, 1997 to
                                        design, develop and market
                                        three-dimensional ("3D") music oriented
                                        Internet sites on the World Wide Web.
                                        These web sites are anticipated to
                                        utilize 3D technologies developed by
                                        Predecessor.



BASIS OF PRESENTATION                   The financial statements include the
                                        results of Predecessor and Academic from December 3, 1997, the date of the Mergers (the "Merger Date").

                                        The financial statements have been
                                        prepared in accordance with the
                                        provisions of Statement of Financial
                                        Accounting Standards ("SFAS") No. 7,
                                        "Accounting, and Reporting by
                                        Development Stage Enterprises," which
                                        requires development stage enterprises
                                        to employ the same accounting principles as operating companies.



FAIR VALUE OF FINANCIAL                 The carrying amounts of financial
INSTRUMENTS                             instruments, including cash and
                                        short-term debt, approximated fair value as of December 31, 1997 because of the relatively short maturity of the instruments. The carrying value of long-term debt, including the current portion, approximates fair value as of December 31, 1997, based upon estimates for similar debt issues.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                  SUMMARY OF ACCOUNTING POLICIES





USE OF ESTIMATES                        The preparation of financial statements
                                        in conformity with generally accepted
                                        accounting principles requires
                                        management to make estimates and
                                        assumptions that affect the reported
                                        amounts of assets and liabilities and
                                        disclosures of contingent assets and
                                        liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.



CASH AND CASH EQUIVALENTS               Cash and cash equivalents are comprised
                                        of highly liquid money market
                                        instruments, which have original
                                        maturities of three months or less at
                                        the time of purchase.



PROPERTY AND EQUIPMENT                  Property and equipment are stated at
                                        cost. Depreciation is calculated using
                                        the straight-line method over the
                                        estimated useful lives of the assets,
                                        which range from two to five years.



REVENUE RECOGNITION                     Revenue from technology development and
                                        licensing contracts is recognized upon
                                        the attainment of contractual milestones
                                        (approximating the
                                        percentage-of-completion method). Cash
                                        received in advance of revenues earned
                                        is recorded as deferred revenue.



SOFTWARE DEVELOPMENT                    Software development costs are charged
COSTS                                   to expense when incurred until the
                                        technological feasibility of the product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with the Financial Accounting Standards Board's
                                        ("FASB") SFAS No. 86 ("SFAS No. 86"). No such costs have been capitalized to date.



RESEARCH AND DEVELOPMENT                Research and development costs are
COSTS                                   expensed as incurred.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                  SUMMARY OF ACCOUNTING POLICIES





INCOME TAXES                        The Company uses the liability method of
                                    accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income
                                    Taxes." Deferred income tax assets and
                                    liabilities are recognized based on the
                                    temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.



LOSS PER SHARE                      In 1997, the FASB's SFAS No. 128, "Earnings
                                    per Share," replaced the calculation of
                                    primary and fully diluted earnings (loss) per share with basic and diluted earnings
                                    (loss) per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.
                                    The loss per share amounts have been
                                    presented to conform to SFAS No. 128
                                    requirements. The common stock equivalents which would arise from the exercise of stock options and warrants are excluded from calculation of diluted loss per share since their effect is anti-dilutive. Therefore, the amounts reported for basic and diluted loss per share are the same. (see note 10)



STOCK-BASED COMPENSATION            In October 1995, the FASB issued SFAS No.
                                    123, "Accounting for Stock-Based
                                    Compensation" ("SFAS No. 123"). SFAS No. 123 encourages entities to adopt the fair value method in place of the provisions of Accounting Principles Board Opinion No. 25,
                                    "Accounting for Stock Issued to Employees"
                                    ("APB No. 25"), for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock.
                                    The Company has not adopted the fair value method encouraged by SFAS No. 123 and will continue to account for such transactions in accordance with APB No. 25.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                  SUMMARY OF ACCOUNTING POLICIES





NEW ACCOUNTING STANDARDS            In June 1997, the FASB issued SFAS No. 130,
NOT YET ADOPTED                     "Reporting  Comprehensive Income", which
                                    establishes standards for reporting and
                                    display of comprehensive income, its
                                    components and accumulated balances.
                                    Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.
                                    130 requires that all items that are
                                    required to be recognized under current
                                    accounting standards as components of
                                    comprehensive income be reported in a
                                    financial statement that is displayed with the same prominence as other financial statements.


                                    SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                                    Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The adoption of these standards is not expected to impact the Company's financial statements or disclosures.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS




    1.   GOING CONCERN              As discussed in Note 3, the Company
                                    completed a private placement raising gross proceeds of $4,385,000 and consummated a merger agreement with a development stage enterprise, Predecessor. Predecessor had not generated significant revenues from operations and had an accumulated deficit from inception to the Merger Date of $21,236,139 and a capital deficit of $4,135,538. The acquisition of Predecessor by the Company was accounted for as a purchase. Accordingly, $6,135,538, the portion of the purchase allocable to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses, was expensed by the Company at the date of merger.

                                    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has had minimal revenues from operations since the series of merger transactions. These matters raise substantial doubt about its ability to continue as a going concern.

                                    The Company anticipates that it currently has only a portion of the funds necessary to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                                    These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS




    2.   THE MERGERS                On December 3, 1997, Predecessor was merged
                                    with and into WAC in a series of related transactions which included a simultaneous capital transaction between the Company and Academic (the "Mergers") and a private offering of WAC's securities (the "Private
                                    Placement"). In both the merger with
                                    Predecessor and the capital transaction with Academic, WAC was the acquiror for accounting purposes.

                                    The acquisition of Predecessor was accounted for as a purchase whereby all of the common and preferred stock of Predecessor were exchanged for 1,999,996 shares of WAC. The shares issued to Predecessor common and preferred shareholders were valued at $1.00 per share which represented the share value in the private placement that occurred during this time period (see Note 3); a purchase price of approximately $2,000,000. The exchange ratio was determined after extensive negotiation between management of Predecessor and WAC. Predecessor was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to December 3, 1997 of $21,236,139 and a capital deficit of $4,135,538. The assets acquired of Predecessor (cash, prepaid expenses, property and equipment) were recorded at fair market value which approximated book value at December 3, 1997, and, as discussed in Note 1 above, since technological feasibility of the various Predecessor technologies acquired had not been established, the excess purchase over Predecessor's capital deficit of $6,135,538 was expensed as acquired research and development.

                                    Academic was an inactive company with no operations. The value assigned to the 910,000 shares in the capital transaction with Academic on December 3, 1997 represented Academic's net tangible assets (primarily cash) of $558.026. Academic voluntarily reported under the Securities Exchange Act of 1934 (the "Exchange Act").

                                    The Company intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Company, the Company intends to cause its common stock to be traded on the Bulletin Board.


    3.   THE PRIVATE                The Private Placement called for WAC to
         PLACEMENT                  offer for sale a maximum of 50 units (57 1/2
                                    with the over-allotment), each consisting of 120,000 shares of WAC's common stock (the
                                    "Units") at a price of $120,000 per Unit. In connection with the Private Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On
                                    November 21, 1997, WAC sold 31.67 Units with gross proceeds of $3,800,000 (3,800,000 shares) (the "Initial Private Placement
                                    Closing") and the placement agent was issued
                                    425,000 shares of common stock. On December
                                    31, 1997, the Company sold 4.88 Units with gross proceeds of $585,000 (585,000 shares).
                                    Net proceeds, after commissions and expenses of the offering, were $3,694,676. WAC agreed to include the shares of common stock underlying the Units sold in the Private
                                    Placement (the "Private Placement Shares") in

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS





                                    a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). In the event that the Company does not use its best efforts to have a registration statement declared effective by the SEC by May 20, 1998, the Company has agreed, upon the occurrence of such event, to issue to purchasers of the Units one warrant to purchase one share of common stock, at an exercise price of $1, for each three Private Placement Shares.



    4.   PROPERTY AND               A summary of property and equipment as of
         EQUIPMENT                  December 31, 1997 is as follows:




December 31, 1997
--------------------------------------------------------------------------------
Computers, software and equipment                                      $650,557

Less: Accumulated depreciation and amortization                         441,105
--------------------------------------------------------------------------------
                                                                       $209,452
================================================================================

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS





    5.   NOTES PAYABLE              Long-term debt at December 31, 1997 consists
                                    of the following:


December 31, 1997
----------------------------------------------------------------------------------------------------
Convertible promissory notes payable - stockholders, maturing December 3, 2000, plus interest at 7.5% compounded annually. The notes are convertible into shares of the Company's common stock as follows: pre December 3, 1998 at
   $4.375 per share, from December 4, 1998 to December 3, 1999 at $5.00 per share and after December 4, 1999 at $5.625 per share. (Stockholders granted forgiveness of accrued interest of $106,000 on this debt which had previously been assumed as an accrued expense in the merger - see (a)
   below).                                                                               $1,685,000
Note payable - technology obligation (noninterest
   bearing), payable in monthly installments of $3,333
   until November 2001                                                                      186,667
Note payable - stockholder, payable in monthly
   installments of $6,944 until December 2000, plus
   interest at 8%. (Stockholder granted forgiveness of
   $115,000 which had previously been assumed as an
   account payable in the merger - see (a) below).                                          250,000
Note payable - investment banker, payable in monthly
   installments of $2,000 until September 1998, with a
   final payment of $100,000, plus interest at 8%.                                          116,000
-----------------------------------------------------------------------------------------------------
                                                                                          2,237,667
Less: Current maturities                                                                    269,333
-----------------------------------------------------------------------------------------------------
        Long-term portion                                                                $1,968,334
=====================================================================================================


--------------
(a) As a result of the mergers discussed in Note 2, the Company was granted forgiveness of debt by certain stockholders of Predecessor. Such forgiveness, aggregating $221,000, has been accounted for as a contribution of capital to the Company for the period ended December 31, 1997.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS





                                    Approximate maturities of long-term debt over the next four years are as follows:




Year ended December 31,
-----------------------------------------------------------------------------------------
1998                                                                        $   269,333

1999                                                                            123,333

2000                                                                          1,808,334

2001                                                                             36,667
=========================================================================================



    6.   COMMITMENTS       (a)      During September 1997, the Company commenced
                                    leasing of office space in Boston under a noncancelable operating lease expiring in
                                    September 2000. Minimum rentals under this lease are approximately as follows:


Year ending December 31,
----------------------------------------------------------------------------------
1998                                                                    $ 48,000
1999                                                                      50,000
2000                                                                      34,000
----------------------------------------------------------------------------------
Total minimum payments                                                  $132,000
==================================================================================



                                    Rent expense for the period ended December
                                    31, 1997 was approximately $21,000.

                           (b) The Company anticipates entering into an employment agreement with its president that calls for minimum annual compensation of $175,000. Bonuses will be determined at the discretion of the Board of Directors. The agreement is anticipated to expire in December 2000.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS





    7.   STOCKHOLDERS' DEFICIT      Common Stock Split

                                    On September 15, 1997, the Company's Board of Directors approved a two-for-one split of the common stock. The additional shares resulting from the stock split were distributed on September 15, 1997 to all stockholders of record at the close of business on September 15, 1997. The balance sheet as of December 31, 1997 and the statement of stockholders' equity for the period from April 8, 1997 to December 31, 1997 reflect the retroactive recording of the stock split as if it had occurred on April 8, 1997. Further, all references in the financial statements to average number of shares outstanding and related prices, per share amounts and stock option data have been restated for all periods to reflect the stock split.

                                    Stock Option Plan

                                    During September 1997, the Board of
                                    Directors and stockholders of the Company adopted a stock option plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SAR's") in tandem with, or independent of, stock options. Any SAR's granted will not be counted against the 1,000,000 limit.

                                    The Company applies APB Opinion No. 25,
                                    "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the Option Plan. Under APB Opinion No. 25, no compensation cost was recognized because the exercise price of Worlds' employee stock options equaled the market price of the underlying stock on the date of grant.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS


                                    FASB Statement No. 123, "Accounting for
                                    Stock-Based Compensation", requires the
                                    Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, no dividend yield; 30% volatility; risk-free interest rate of 5.85%; and expected life of 3 years. The Company granted 165,000 options to a director and employees during 1997 and thus 835,000 options remain available for grant as of December 31, 1997.

                                    Under the accounting provisions of FASB
                                    Statement No. 123, the Company's net loss and net loss per share would have been adjusted to the pro forma amounts indicated below:


Period ended December 31, 1997
----------------------------------------------------------------------------------------
Net loss:
   As reported                                                            $(6,686,471)
   Pro forma                                                               (6,751,856)
========================================================================================
Net loss per share (basic and diluted):
   As reported                                                            $      (.72)
   Pro forma                                                                     (.72)
========================================================================================

                                    The following table summarizes the stock option activity:


                                                   Options
                                                 outstanding                Weighted
                                    ------------------------------------- average price
                                           Shares        Price per share    per share
----------------------------------------------------------------------------------------
Options granted during 1997                    165,000             $.50           $.50
Options exercised                                    -                -              -
Options canceled                                     -                -              -
----------------------------------------------------------------------------------------
Balance, December 31, 1997                     165,000             $.50           $.50
========================================================================================

Options exercisble at year-end                  55,000             $.50           $.50
----------------------------------------------------------------------------------------

Weighted average fair value of
options granted during the year                                                   $.59
----------------------------------------------------------------------------------------

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS

    8.   INCOME TAXES               The use of the Predecessor's net operating
                                    loss ("NOL") is subject to annual limits due to the ownership change for the Mergers. In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%.
                                    Upon completion of the Mergers discussed in
                                    Note 2, such an ownership change occurred.

                                    At December 31, 1997, after accounting for the estimated limitation of the Predecessor's NOL carryforward
                                    (approximately $100,000 per year over 15 years), the Company has a NOL aggregating approximately $2 million to be used to offset future Federal income taxes. A deferred income tax asset for the Company's NOL has been completely offset by a valuation allowance since management cannot determine that it is more likely than not that the deferred tax asset can be realized.

     9.  EXTRAORDINARY ITEM         During December 1997, the Company negotiated
                                    settlement of certain trade payables assumed in the merger with Predecessor. Such payables which amounted to $193,501 were reduced to $67,725 resulting in a gain on debt forgiveness of $125,776.

    10.  LOSS PER SHARE             The following table sets forth the
                                    computation of basic and diluted loss per share for the period from April 8, 1997
                                    (inception) to December 31, 1997:

         Numerator:

            Loss before extraordinary item                       ($6,812,247)
            Extraordinary item                                       125,776
                                                                  ----------
            Net loss, numerator for basic loss per share         ($6,686,471)

            Effect of dilutive securities:
              Convertible debt                                            -0-
                                                                  ----------
            Net loss, numerator for diluted loss per share       ($6,686,471)
                                                                  ----------
         Denominator:

            Denominator for basic loss per
              share - weighted average common shares               9,336,569

            Effect of dilutive securities:
              Convertible debt                                            -0-
              Stock options and warrants                              33,343
                                                                  ----------
            Dilutive potential common shares                          33,343
                                                                  ----------
            Denominator for diluted loss per
              share - adjusted weighted average common
              shares and assumed conversions                       9,369,912
                                                                  ----------
         Basic loss per share                                         ($0.72)
                                                                  ----------
         Diluted loss per share - as calculated                       ($0.71)
                                                                  ----------
         Diluted loss per share - as disclosed
           due to anti-dilutive effect of stock options               ($0.72)
                                                                  ----------

                                    For additional disclosure regarding stock options, warrants and convertible debt, see Notes 7, 3 and 5 respectively.

                                    Options to purchase 50,000 shares of common stock at $5 per share were outstanding during 1997 but were not included in the computation of diluted loss per share because the option exercise price was greater than the fair value of common shares and, therefore, the effect would be anti-dilutive.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS




    11.  CONTINGENCIES              The Company is currently a defendant in two
                                    lawsuits filed by a former employee of
                                    Predecessor: Fraser v. Knowledge Adventure
                                    Worlds, Inc. d/b/a Worlds Inc., et al., San
                                    Francisco Superior Court No. 974470 ("State
                                    Court Action"); and Fraser v. Worlds Inc.,
                                    U.S. District Court, Northern District of
                                    California No. C97-0277 CW ("Federal
                                    Action").


                                    In the State Court Action filed in December
                                    1995, Fraser alleged various contract and tort claims for wrongful termination and sought damages ranging from $500,000 to $2,000,000. Pursuant to mediation in July 1996, the parties reached a tentative settlement. In February 1997, parties again reached a tentative settlement, this time in connection with both the State Court and Federal Actions. Pursuant to terms of the stipulated settlement, Fraser filed a motion for entry of judgment. The Company filed its opposition to this motion and, at a hearing on December 4, 1997, the Court ruled in favor of the Company and approved the Company's proposed version of the settlement agreement which, among other things, would terminate both the State Court and Federal Actions. On December 18, 1997, Fraser filed a motion for reconsideration and a motion to take discovery. The Court again ruled in favor of the Company and denied Fraser's motions at a hearing on January 22, 1998.

                                    In the Federal Action, filed in January
                                    1997, Fraser asserted claims for damages of $200,000 in connection with the use of "Worlds" name on the World Wide Web. On September 26, 1997, Fraser filed a motion requesting enforcement of his version of the terms of the tentative settlement of February 1997. On October 23, 1997, Fraser also moved for a temporary restraining order and a preliminary injunction. The Company opposed both of Fraser's motions and, on October 31, the Court denied the October 23 motion. On November 7, 1997, the Court also denied Fraser's motion of September 26, and ordered the parties to participate in a settlement conference, scheduled for January 5, 1998. That conference has now been continued to April 13, 1998.

                                    Company management and counsel believe that the maximum additional liability for resolution of these two lawsuits would be approximately $150,000, which amount has been included in accrued expenses at December 31, 1997.

                                    During February 1998, the Company was named as a defendant in a lawsuit filed by a former employee of Predecessor seeking damages of approximately $70,000 (plus interest and fees) relating to termination of an employment contract. The lawsuit is in the pre-discovery phase. Management believes that settlement, if any, would not have a material adverse effect on the Company's financial position or results of operations.

                                                                     WORLDS INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS





    12.  SUPPLEMENTAL CASH          Interest paid during the period ended
         FLOW INFORMATION           December 31, 1997 was approximately $1,600.

                                    Noncash investing and financing activities during the period ended December 31, 1997 included the following:

                                    (a)      As discussed in Note 2, WAC
                                             exchanged all of the outstanding
                                             common and preferred stock of the
                                             Predecessor in exchange for
                                             1,999,996 shares of WAC. Also,
                                             Academic exchanged all of their
                                             outstanding common and preferred
                                             stock for 910,000 shares of WAC and
                                             WAC was merged into Academic.

                                    (b)      The Company recognized a gain of
                                             $221,000 from forgiveness of debt
                                             to shareholders of Predecessor that
                                             was recorded as a capital
                                             contribution.

                                    (c)      The Company paid for $120,000 of
                                             accrued professional fees by
                                             issuing a note payable(see Note 5).

                                    (d)      The Company converted accounts
                                             payable of $250,000 and accrued
                                             expenses of $35,000 into notes
                                             payable(see Note 5).

                                                       WORLDS INC. - PREDECESSOR
                                                            (A DEVELOPMENT STAGE
                                                                     ENTERPRISE)





                                                            FINANCIAL STATEMENTS
                                                  PERIOD ENDED DECEMBER 3, 1997,
                                    YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM
                                  APRIL 26, 1994 (INCEPTION) TO DECEMBER 3, 1997

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                                        CONTENTS






Worlds Inc. ("Predecessor") is considered a predecessor company and the information disclosed herein is as of and prior to the date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.) ("WAC") on December 3, 1997.


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          F-24

FINANCIAL STATEMENTS:
   Balance sheet                                                            F-25
   Statements of operations                                                 F-26
   Statements of stockholders' deficit                                      F-27
   Statements of cash flows                                                 F-28
   Summary of accounting policies                                    F-29 - F-31
   Notes to financial statements                                     F-32 - F-41

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
   and Stockholders of
   Worlds Inc. - Predecessor

We have audited the accompanying balance sheet of Worlds Inc. - Predecessor (a development stage enterprise) (the "Predecessor") as of December 3, 1997, and the related statements of operations, stockholders' deficit and cash flows for the period ended December 3, 1997, the year ended December 31, 1996 and the period from April 26, 1994 (inception) to December 3, 1997. These financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Inc. - Predecessor as of December 3, 1997, and the results of its operations and its cash flows for the period ended December 3, 1997, the year ended December 31, 1996 and the period from April 26, 1994 (inception) to December 3, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Predecessor will continue as a going concern. As discussed in the summary of accounting policies, the Predecessor is in the development stage and has suffered recurring losses from operations, has a working capital deficit, and has a stockholders' deficit since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 (Development Stage Risks) and Note 10 (Merger) to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



BDO Seidman, LLP


San Francisco, California

March 25, 1998

                                                     WORLDS INC. - PREDECESSOR
                                              (A DEVELOPMENT STAGE ENTERPRISE)

                                                                 BALANCE SHEET



-------------------------------------------------------------------------------------------------
December 3, 1997(a)
-------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
  Cash and cash equivalents                                                          $     56,345
  Trade receivables, less allowance for doubtful accounts
     of $140,318                                                                               --
  Prepaid expenses and other current assets                                               167,891
-------------------------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS                                                              224,236
PROPERTY AND EQUIPMENT, NET (NOTE 2)                                                      225,775
-------------------------------------------------------------------------------------------------
                                                                                     $    450,011
=================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable                                                                   $  1,082,236
  Accrued expenses (Note 9)                                                               669,109
  Advanced customer billings and deferred revenue                                         436,140
  Advance from Worlds Inc. (formerly Worlds Acquisition
    Corp.) (Note 10)                                                                      561,397
  Current maturities of notes payable (Note 3)                                             70,000
-------------------------------------------------------------------------------------------------
        TOTAL CURRENT LIABILITIES                                                       2,818,882
LONG-TERM PORTION, NOTES PAYABLE (NOTE 3)                                               1,766,667
-------------------------------------------------------------------------------------------------
        TOTAL LIABILITIES                                                               4,585,549
-------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTES 1, 4, 9 AND 10)
STOCKHOLDERS' DEFICIT (NOTE 5):
  Preferred stock, $.0001 par value; designated as Series A; 2,000,000 shares authorized, 1,801,533 shares
    issued and outstanding                                                                    180
  Preferred stock, $.0001 par value; designated as Series
    B; 2,300,000 shares authorized, 1,022,726 shares
    issued and outstanding                                                                    102
  Common stock, $.0001 par value; 15,000,000 shares
    authorized; 5,535,646 shares issued and outstanding                                       553
  Deferred compensation related to stock options                                           (5,337)
  Additional paid-in capital                                                           17,105,103
  Deficit accumulated during development stage                                        (21,236,139)
-------------------------------------------------------------------------------------------------
        TOTAL STOCKHOLDERS' DEFICIT                                                    (4,135,538)
-------------------------------------------------------------------------------------------------
                                                                                     $    450,011
=================================================================================================

----------
(a) Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)
--------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                     WORLDS INC. - PREDECESSOR
                                              (A DEVELOPMENT STAGE ENTERPRISE)

                                                      STATEMENTS OF OPERATIONS


---------------------------------------------------------------------------------------------
                                                                                 Period from
                                                                               April 26, 1994
                                           Year ended          Period ended    (inception) to
                                          December 31,          December 3,       December 3,
                                              1996                1997(a)            1997
---------------------------------------------------------------------------------------------
NET REVENUES (NOTE 6)                    $  3,784,019        $     80,720        $  6,026,691
---------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
  Cost of revenues                          6,014,432              32,304          11,279,348
  Research and development                  2,446,724             452,897           5,388,340
  Selling, general and
    administrative                          4,901,628           2,399,887          10,602,749
  Lawsuit settlements (Note 9)                509,200                  --             509,200
---------------------------------------------------------------------------------------------
      TOTAL COSTS AND EXPENSES             13,871,984           2,885,088          27,779,637
---------------------------------------------------------------------------------------------
      OPERATING LOSS                      (10,087,965)         (2,804,368)        (21,752,946)
OTHER INCOME AND (EXPENSES):
  Interest income                             115,956              10,343             237,629
  Interest expense                            (16,750)           (139,650)           (171,082)
  Gain (loss) on disposal of
    property and equipment                    (83,195)              4,070             (79,125)
  Income from sale of technology
    (Note 7)                                       --             260,100             260,100
---------------------------------------------------------------------------------------------
      LOSS BEFORE INCOME TAXES AND
        EXTRAORDINARY ITEM                (10,071,954)         (2,669,505)        (21,505,424)
INCOME TAXES (NOTE 8)                        (115,000)             (5,000)           (120,000)
---------------------------------------------------------------------------------------------
      LOSS BEFORE EXTRAORDINARY
        ITEM                              (10,186,954)         (2,674,505)        (21,625,424)
EXTRAORDINARY ITEM - GAIN ON DEBT
  SETTLEMENT (NOTE 3)                              --             389,285             389,285
---------------------------------------------------------------------------------------------
NET LOSS                                 $(10,186,954)       $ (2,285,220)       $(21,236,139)
=============================================================================================

----------
(a) Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)
--------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                             STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                      Preferred stock
                                            ---------------------------------   Deferred
                             Common stock       Series A         Series B    compensation  Additional                     Total
                            ---------------  ---------------  ---------------  on stock     paid-in      Accumulated   stockholders
                            Shares   Amount  Shares   Amount  Shares   Amount  options      capital        deficit        deficit
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1996  5,274,260  $527  1,801,533  $180          -  $  -   $  45,647)  $ 8,385,184   $ (8,763,965)  $   (423,721)
Issuance of common stock    261,386    26          -     -          -     -           -       112,795              -        112,821
Issuance of Series B
   preferred stock at
   $8.80 per share, net
   of issuance costs of
   $381,000                       -     -          -     -  1,022,726   102           -     8,618,887              -      8,618,989
Compensation related to
  stock options                   -     -          -     -          -     -      24,202        (9,394)             -         14,808
Net loss for the year             -     -          -     -          -     -           -             -    (10,186,954)   (10,186,954)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
  1996                    5,535,646   553   1,801,533  180  1,022,726   102    (21,445)    17,107,472    (18,950,919)    (1,864,057)
Compensation related to
  stock options                   -     -          -     -          -     -      16,108        (2,369)             -         13,739
Net loss for the period
  ended December 3, 1997          -     -          -     -          -     -           -             -     (2,285,220)   (2,285,220)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 3,
  1997                    5,535,646  $553  1,801,533  $180  1,022,726  $102   $  (5,337)  $17,105,103   $(21,236,139)  $(4,135,538)
====================================================================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                     WORLDS INC. - PREDECESSOR
                                              (A DEVELOPMENT STAGE ENTERPRISE)

                                                      STATEMENTS OF CASH FLOWS



                                                                                        Period from
                                                                                          April 26,
                                                                                             1994
                                                                                         (inception)
                                                   Year ended       Period ended              to
                                                  December 31,       December 3,         December 3,
                                                     1996              1997(a)               1997
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                       $(10,186,954)       $(2,285,220)       $(21,236,139)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Depreciation and amortization                   344,345            213,434             721,097
      (Gain) loss on disposal of property
        and equipment                                  83,195             (4,070)             79,125
      Gain on debt settlement                              --           (389,284)           (389,284)
      Compensation related to stock
        options                                        14,808             13,739             761,453
      Compensation related to common stock
        issuance                                       58,525                 --              58,525
      Licensed technology expense                          --                 --             750,000
      Changes in operating assets and
        liabilities:
        Trade receivables                             342,294            489,050                  --
        Prepaid expenses and other assets             266,057            (42,575)           (167,891)
        Accounts payable and accrued
         liabilities                                  226,212             (2,755)          1,856,619
        Advanced customer billings and
         deferred revenue                            (396,667)                --             436,140
-------------------------------------------------------------------------------------------------------
           NET CASH USED IN OPERATING
             ACTIVITIES                            (9,248,185)        (2,007,681)        (17,130,355)
-------------------------------------------------------------------------------------------------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Acquisition of property and equipment              (476,966)            (2,063)           (999,302)
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock               54,296                 --             116,857
  Proceeds from issuance of preferred
    stock, net of issuance costs                    8,618,989                 --          16,163,766
  Advance from Worlds Inc. (formerly
    Worlds Acquisition Corp.)                              --            561,397             561,397
  Payments on capital lease                           (56,724)                --            (116,018)
  Payments on note payable                           (110,000)           (40,000)           (190,000)
  Proceeds from note payable                        1,000,000            650,000           1,650,000
-------------------------------------------------------------------------------------------------------
           NET CASH PROVIDED BY FINANCING
             ACTIVITIES                             9,506,561          1,171,397          18,186,002
-------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                        (218,590)          (838,347)             56,345
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD                                            1,113,282            894,692                  --
-------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD         $    894,692        $    56,345        $     56,345
=======================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Interest paid                                 $       9,234        $         -        $     23,916
  Income taxes paid                                     5,064                556               5,620
=======================================================================================================

DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES:

In 1997, as part of the restructuring of operations, the Predecessor disposed of property and equipment with a net book value of $252,180, which included $138,439 of equipment under capital leases. The related capital lease obligations, totaling $123,013, were assumed by the lessor and a party which acquired certain assets used in the Predecessor's prior Seattle operations. The agreement with this party also resulted in a reduction of trade payables totaling $87,226.
--------------------------------------------------------------------------------
(a) Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)
--------------------------------------------------------------------------------
                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                  SUMMARY OF ACCOUNTING POLICIES


NATURE OF BUSINESS         Worlds Inc. (the "Predecessor") was incorporated
                           under the laws of Delaware on April 26, 1994. The
                           Predecessor was formed to develop and commercialize
                           3D multi-user tools and technologies for the Internet market. The Predecessor is in the development stage and, as such, has not generated significant revenues from operations.



BASIS OF                   The accompanying financial statements have been
PRESENTATION               prepared assuming that the Predecessor will
                           continue as a going concern. The Predecessor is in the development stage (see Note 1) and has suffered recurring losses from operations since its inception that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As more fully described in Note 10, on December 3, 1997, the
                           Predecessor consummated a merger agreement with Worlds Inc. (formerly Worlds Acquisition Corp.)
                           ("WAC"), a company which had completed a private placement offering of securities.

                           The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.



RESTRUCTURING OF           Due to recurring losses, insufficient revenue, a
OPERATIONS                 working capital deficit and a net stockholders'
                           deficit, the Predecessor's management made significant reductions in operations in February 1997 that are reflected in the Predecessor's financial statements for the period ended December 3, 1997. In
                           March 1997, the Predecessor engaged an outside management firm to assist with the downsizing of operations which has included a major reduction in employees and a consolidation of all operations to one location in San Francisco. The Predecessor decided in December 1996 to close its Seattle operations resulting in a $110,000 charge to operations for the year ended December 31, 1996.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                  SUMMARY OF ACCOUNTING POLICIES


USE OF ESTIMATES           The preparation of financial statements in
                           conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.



CASH AND CASH              Cash and cash equivalents are comprised of highly
EQUIVALENTS                liquid money market instruments, which have
                           original maturities of three months or less at the time of purchase.



PROPERTY AND               Property and equipment are stated at cost.
EQUIPMENT                  Depreciation is calculated using the straight-line
                           method over the estimated useful lives of the assets, which range from two to five years. Maintenance and repairs are expensed as incurred and improvements are capitalized.



REVENUE RECOGNITION        Revenue from technology development and licensing
                           contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.



SOFTWARE DEVELOPMENT       Software development costs are charged to expense
COSTS                      when incurred until the technological feasibility
                           of the product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with SFAS No. 86. No such costs have been capitalized to date.



RESEARCH AND               Research and development costs are expensed as
DEVELOPMENT COSTS          incurred.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                  SUMMARY OF ACCOUNTING POLICIES


INCOME TAXES               The Predecessor uses the liability method of
                           accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes.".
                           Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.



CONCENTRATION OF           The Predecessor derives revenues from corporate
CREDIT RISK                customers in a variety of industries. For the year
                           ended December 31, 1996, five customers accounted for 74% of the Predecessor's revenues. For the period ended December 3, 1997, no individual customer accounted for more than 10% of revenues.



NEW ACCOUNTING             Effective January 1, 1996, the Predecessor adopted
STANDARDS                  the provisions of SFAS No. 123, "Accounting for
                           Stock-Based Compensation". Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board
                           Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net income and earnings per share as if the fair value method has been adopted. The Predecessor has elected to continue to account for stock-based compensation under APB No. 25 (see Note 5).

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS




 1.   GOING CONCERN        The accompanying financial statements have been
                           prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Predecessor, as of December 3, 1997, had incurred recurring losses since inception totaling
                           $21,236,139 had a working capital deficit of $2,368,871 and a stockholders' deficit of $4,135,538. As discussed in Note 10, on
                           December 3, 1997, the Predecessor consummated a merger agreement with WAC, a company which had completed a private placement offering of securities whereby $4,385,000 of gross proceeds was raised.

                           The Predecessor anticipates, however, that it currently has only a portion of the funds necessary to permit it to complete product development and commercialization. There can be no assurance that the Predecessor will be able to obtain the substantial additional capital resources necessary to permit the Predecessor to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. WAC is pursuing sources of additional financing and there can be no assurance that any such financing will be available to WAC on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Predecessor and WAC, including possibly requiring the Predecessor or WAC to significantly curtail or cease operations.

                           These factors raise substantial doubt about the ability of the Predecessor to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



 2.   PROPERTY AND         A summary of property and equipment as of  December
      EQUIPMENT            3, 1997 is as follows:


                           December 3, 1997
                           -------------------------------------------------------------
                           Computers, software and equipment                  $650,557
                           Less:. Accumulated depreciation and
                            amortization                                       424,782
                           -------------------------------------------------------------
                                                                              $225,775
                           =============================================================

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS


 3.   NOTES PAYABLE

                           December 3, 1997
                           -------------------------------------------------------------
                           Bridge loan payable to stockholders              $1,650,000
                           Technology obligation                               186,667
                           -------------------------------------------------------------
                                                                             1,836,667
                           Less:   Current portion                              70,000
                           -------------------------------------------------------------
                           Long-term portion                                $1,766,667
                           =============================================================



                           On December 13, 1996, the Predecessor received a Bridge Loan totaling $1,000,000 from two preferred stockholders. Additional advances of $650,000 were made under the Bridge Loan during the eleven-month period ended December 3, 1997 ($500,000 in January 1997 and $50,000 in June 1997 were received from the same preferred stockholders; and $100,000 was received in May 1997 from an affiliated person of a stockholder). These advances under the Bridge Loan were granted in return for convertible promissory notes and options at $0.88 per share (Predecessor management's estimate of fair value of common stock as of December 1996) on 500,000 shares of the Predecessor's common stock held by a founder and officer of the Predecessor as of December 31, 1996 (825,000 shares at December 3, 1997). Such options which had a nominal value at date of issue remain exercisable for 36 months, but terminate immediately upon the consummation of an initial public offering of the Predecessor's capital stock or any consolidation or merger by the Predecessor or any sale, conveyance or disposition of all or substantially all of the assets of the Predecessor; such an event occurred on December 3, 1997 when the Predecessor consummated a merger (Note 10). The noteholders had the option to convert the outstanding principal balance and unpaid accrued interest into Predecessor's equity securities at the closing of Predecessor's next round of equity financing, at the price per share of such equity securities. The loan bears interest at a rate of 9% from the date of the advances. Accrued interest is approximately $141,000 at December 3, 1997.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS





                           In June 1997, the Predecessor renegotiated the terms of the Bridge Loan to convert it to a three year loan bearing interest at 7.5% and the option to convert into common stock based on the conversion price of $4.375, $5.00 and $5.625 in each of the three years following consummation of the merger of the Predecessor into Worlds Inc. (formerly Worlds Acquisition Corp) (see Note 10). The loan will not be payable until the earlier of maturity or conversion. The holders of the loan will also receive warrants to acquire an aggregate of 100,000 shares of common stock at an exercise price equal to $5.00 per share. There was no conversion benefit associated with the convertible promissory notes at date of issuance nor at the date of renegotiation.

                           On January 3, 1995, the Predecessor purchased technology for $750,000 under a license agreement with Kinetic Effects, Inc. ("Kinetic") and Simon Fraser University of British Columbia ("SFU"). At December 31, 1996, the Predecessor had an obligation to make monthly payments of $10,000 ($6,667 to SFU and $3,333 to Kinetic) through November 2000. The purchased technology was charged to research and development expense in 1995. This obligation was renegotiated downward in August 1997 to $186,667, with monthly payments to Kinetic of $3,333 over 56 months. Kinetic is an entity affiliated with a prior officer and current shareholder of the Predecessor. In September 1997, the Predecessor renegotiated the terms with SFU. In exchange for the removal of exclusivity rights on the technology, $373,333 of the debt was forgiven and has been included within the extraordinary item of $389,285 in the statement of operations for the period ended December 3, 1997.

                           Approximate maturities of long-term debt over the next four years are as follows:


                           -------------------------------------------------------------
                           1998                                             $   70,000
                           1999                                                 40,000
                           2000                                              1,690,000
                           2001                                                 36,667
                           =============================================================

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS


 4.   LEASE COMMITMENTS    The Predecessor has no lease commitments as of
                           December 3, 1997.

                           Rent expense for office space, computers and office equipment was approximately $312,000 for the period ended December 3, 1997 and $1,487,000 for the year ended December 31, 1996.



 5.   STOCKHOLDERS'        Preferred Stock
      DEFICIT

                           Each share of Series A and Series B preferred stock is convertible, at the option of the holder, into fully paid shares of common stock. The conversion rate is based upon the original purchase price, subject to adjustments for stock dividends, stock splits, and capital reorganizations and price based antidilution, currently one-to-one.

                           Each share of Series A and Series B preferred stock automatically converts to common stock upon the affirmative vote of the majority of the outstanding preferred stock or the closing of an underwritten public offering of shares of the Predecessor's common stock resulting in total proceeds of at least $15,000,000. The holders of the preferred stock are entitled to one vote on an "as if converted" basis.

                           Holders of Series A and Series B preferred stock are entitled to receive dividends, prior and in preference to any declaration or payment of any dividends on common stock, at the rate of $0.39 for Series A and $0.79 for Series B per share per annum. Such dividends are not cumulative, except in the event that the Predecessor does not enter into an initial public offering of at least $15,000,000 in proceeds to the Predecessor on or before May 31, 1998, in which case the dividends are cumulative effective May 31, 1998, and are payable when and if declared by the Predecessor's Board of Directors in cash legally available for distribution, or in stock, if no cash is legally payable. As of December 3, 1997, no dividends have been declared.

                           In the event of liquidation, consolidation, merger, or winding up of the Predecessor prior to conversion, holders of preferred stock are entitled to receive, in preference to the holders of common stock, an amount equal to their liquidation amount or a pro rata share of the remaining assets, based on their ownership of the Predecessor. As of December 3, 1997, the aggregate liquidation preference was approximately $16,657,000.

                                                     WORLDS INC. - PREDECESSOR
                                              (A DEVELOPMENT STAGE ENTERPRISE)

                                                 NOTES TO FINANCIAL STATEMENTS


                           A Series A preferred stock investor also has a stock warrant which provides the right to purchase shares of Series A preferred stock sufficient to bring its holdings on a fully diluted basis to 21% of the Predecessor's shares. The warrant expires in the event of a qualified public offering or when the holder of preferred stock no longer chooses to exercise its existing antidilution rights. The warrant is exercisable at fair market value at date of exercise. As a result of the merger described in
                           Note 10, such warrants were extinguished and the preferred stock described above (as well as the Predecessor's common stock) was exchanged for 1,999,996 shares of WAC.

                           Stock Option Plan

                           Prior to the mergers described in Note 10, the Predecessor had reserved 4,500,000 shares of common stock for issuance under the 1994 Amended and Restated Stock Option Plan (the "Plan"), which authorized the granting of incentive and nonstatutory stock options to employees and consultants of the Predecessor. Under this Plan, the Predecessor's Board of Directors would grant stock options at prices not less than 85% of fair value. The options were all immediately exercisable and were subject to vesting at times and in increments as specified by the Predecessor's Board of Directors. Options generally vested over three years and expired 10 years from date of grant.


                           The Predecessor applies APB Opinion No. 25,
                           "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the Plan. Under APB Opinion No. 25, because the exercise price of the Predecessor's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized. Compensation or other expense is recorded based on intrinsic value (excess of current price over exercise price on date of grant) for employees, and fair value of the option awards for others.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS





                           FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires the Predecessor to provide pro forma information regarding net loss as if compensation cost for the Predecessor's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No.
                           123. The Predecessor estimates the fair value of each stock option at the grant date by using the minimum value approach with the following weighted-average assumptions used for grants in 1996 and 1997, respectively; no dividend yield for any year; near-zero volatility for both years; risk-free interest rates of 6.6% for both years; and expected lives ranging from 1 month to 3 years.

                           Under the accounting provisions of FASB Statement No. 123, the Predecessor's net loss would have been adjusted to the pro forma amounts indicated below:

                                     Year ended     Period ended
                                    December 31,    December 3,
                                        1996            1997
-----------------------------------------------------------------
Net loss:
  As reported                       $(10,186,952)   $(2,265,776)
  Pro forma                          (10,242,063)    (2,328,421)
=================================================================


                           The fair value of options granted in 1996 was $133,245; there were no options granted in 1997.

                           The following table summarizes the stock option activity:



                                                       Options
                             Options                 outstanding                Weighted
                          available for  -----------------------------------  average price
                              grant           Shares       Price per share      per share
-------------------------------------------------------------------------------------------
Balance, January 1, 1996     668,245           969,902        $.01-.43           $.379
Options authorized         1,000,000                --              --              --
Options granted           (1,171,000)        1,171,000         .43-.88             .82
Option exercised                  --          (261,386)        .20-.88             .43
Options canceled             489,704          (489,704)        .20-.88             .55
----------------------------------------------------------------------------------------
Balance,
December 31, 1996            986,949         1,389,812         .20-.88             .68
Options granted                   --                --              --              --
Options exercised                 --                --              --              --
Options canceled                  --                --              --              --
----------------------------------------------------------------------------------------
Balance,
December 3, 1997             986,949         1,389,812         .20-.88             .68
========================================================================================


As a result of the mergers described in Note 10, the Plan and all options thereunder were terminated and a new stock option plan, as described in Note 10, was adopted.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS


 6.   RELATED PARTY        For the year ended December 31, 1996, $1,276,780
      REVENUE              of revenues  from technology development contracts
                           were attributable to three preferred stockholders of Predecessor. There was no related party revenue for the period ended December 3, 1997.



 7.   INCOME FROM SALE     In March 1997, Predecessor sold certain of its
      OF TECHNOLOGY        internally developed computer software programs for
                           net proceeds of $260,100.



 8.   INCOME TAXES         From its inception, the Predecessor has generated
                           losses for both financial reporting and tax purposes. As of December 3, 1997, the
                           Predecessor's net operating losses for Federal income tax purposes were approximately $19 million, and expire between the years 2009 and 2012. For state income tax purposes, as of December 3, 1997, the Predecessor had net operating loss carryforwards of approximately
                           $14.8 million for the State of California which will expire 2002. As of December 3, 1997, the combined Federal and state tax benefit of the net operating loss carryforwards is approximately $7.3 million and the deferred tax asset relating to accounting differences for depreciation, certain accrued expenses and technology costs was approximately $300,000. This deferred tax asset totaling $7.6 million has been completely offset by a valuation allowance since management cannot determine that it is more likely than not that the deferred tax asset can be realized. The use of such net operating loss carryforwards will be subject to annual limits if the Predecessor has incurred an "ownership change". In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%. Upon completion of the merger discussed in
                           Note 10, such an "ownership change" occurred.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS





                           The provision for income taxes for the year ended December 31, 1996 and the period ended December 3, 1997 consists of:



                                                                               Period
                                                                Year ended     ended
                                                               December 31,   December 3,
                                                                   1996         1997
                           -------------------------------------------------------------
                           Foreign income taxes withheld (a)      $105,000       $   -
                           State income taxes - current             10,000       5,000
                           -------------------------------------------------------------
                                                                  $115,000      $5,000
                           =============================================================



                           (a) Foreign income taxes withheld relates to two preferred stockholders located in Japan.



                           The Predecessor has $156,000 in research credits available to reduce future Federal income taxes which expire between the years 2009 and 2011. Due to the merger, this carryforward will be substantially reduced.


 9.   CONTINGENCIES        In 1996, the Predecessor incurred lawsuit
                           settlement expenses totalling $509,200, of which $154,000 is included in accrued liabilities at December 3, 1997. These settlement expenses relate principally to claims by former employees and are exclusive of legal fees included in general and administrative expenses in the accompanying financial statements.

                           The Predecessor is currently a defendant in two lawsuits filed by a former employee of
                           Predecessor:  Fraser v. Knowledge Adventure
                           Worlds, Inc. d/b/a Worlds Inc., et al., San
                           Francisco Superior Court No. 974470 ("State Court Action"); and Fraser v. Worlds Inc., U.S. District Court, Northern District of California No. C97-0277 CW ("Federal Action").

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS


                           In the State Court Action filed in December 1995, Fraser alleged various contract and tort claims for wrongful termination and sought damages ranging from $500,000 to $2,000,000. Pursuant to mediation in July 1996, the parties reached a tentative settlement. In February 1997, parties again reached a tentative settlement, this time in connection with both the State Court and Federal Actions. Pursuant to terms of the stipulated settlement, Fraser filed a motion for entry of judgment. The Predecessor filed its opposition to this motion and, at a hearing on December 4, 1997, the Court again ruled in favor of the Predecessor and approved the Predecessor's proposed version of the settlement agreement which, among other things, would terminate both the State Court and Federal Actions. On December 18, 1997, Fraser filed a motion for reconsideration and a motion to take discovery. The Court again ruled in favor of the Predecessor and denied Fraser's motions at a hearing on January 22, 1998.

                           In the Federal Action, filed in January 1997, Fraser asserted claims for damages of $200,000 in connection with the use of "Worlds" name on the World Wide Web. On September 26, 1997, Fraser filed a motion requesting enforcement of his version of the terms of the tentative settlement of February 1997. On October 23, 1997, Fraser also moved for a temporary restraining order and a preliminary injunction. The Predecessor opposed both of Fraser's motions and, on October 31, the Court denied the October 23 motion. On November 7, 1997, the Court also denied Fraser's motion of September 26, and ordered the parties to participate in a settlement conference, scheduled for January 5, 1998. That conference has now been continued to April 13, 1998.

                           Predecessor management and counsel believe that the maximum additional liability for resolution of these two lawsuits would be approximately $150,000, which amount has been included in accrued expenses at December 3, 1997.

                           During February 1998, the Predecessor was named as a defendant in a lawsuit filed by a former employee of Predecessor seeking damages of approximately $70,000 (plus interest and fees) relating to termination of an employment contract. The lawsuit is in the pre-discovery phase. Management believes that settlement, if any, would not have a material adverse effect on Predecessor's financial position or results of operations.

                                                       WORLDS INC. - PREDECESSOR
                                                (A DEVELOPMENT STAGE ENTERPRISE)

                                                   NOTES TO FINANCIAL STATEMENTS


 10.   MERGER             On December 3, 1997, the Predecessor was merged with
                          and into Worlds Inc. (formerly Worlds Acquisition
                          Corp.) ("WAC") in a series of related transactions which included the simultaneous merger with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic") (the "Mergers") and a private offering of WAC's securities (the "Private
                          Placement"). All of the common and preferred stock of the Predecessor were exchanged for 1,999,996 shares of WAC. WAC was incorporated in Delaware on April 8, 1997 to engage in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by the Predecessor. During the period ended December 3, 1997,
                          WAC advanced the Predecessor $561,397 for working capital. Such advance is noninterest bearing with no fixed repayment terms. Academic was an inactive company with no operations. Academic voluntarily reported under the Securities Exchange Act of 1934
                          "Exchange Act"). The combined entity that resulted from the Mergers (the "Combined Entity") intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Combined
                          Entity, the Combined Entity intends to cause its common stock to be traded on the Bulletin Board.


                          As a result of the Mergers, the Combined Entity now has a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, its officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit. WAC granted 165,000 options to a director and employees during 1997.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAD BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Additional Information.......................................................  2
Summary .....................................................................  3
Risk Factors.................................................................  5
Selected Financial Information .............................................. 12
Management's Discussion and Analysis of Financial Conditions and
     Results of Operations................................................... 14
Use of Proceeds.............................................................. 19
Business .................................................................... 20
Management................................................................... 28
Security Ownership of Certain Beneficial Owners and Management............... 31
Disclosure of Commission Position on Indemnification For
     Securities Act Liability................................................ 32
Description of Securities.................................................... 32
Plan  of  Distribution ...................................................... 34
Selling Security Holders..................................................... 35
Legal Matters................................................................ 38
Experts  .................................................................... 39
Index to Financial Statements................................................F-2

UNTIL _________________ (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        7,604,375 SHARES OF COMMON STOCK


                                   WORLDS INC.


                                   PROSPECTUS


                                 MARCH __, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article VI of the Registrant's By-Laws extends such indemnities to the full extent permitted by New Jersey law.

         The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such persons.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Registrant.

Securities and Exchange Commission Fee.....................            $   2,350
Accountants' Fees..........................................             $ 22,000
Legal Fees.................................................             $ 40,000
Blue Sky Qualification, Fees and Expenses..................             $ 15,000
Printing and engraving.....................................             $ 20,000
                                                                          ------
         TOTAL.............................................             $ 99,350

ITEM 26.            RECENT SALES OF UNREGISTERED SECURITIES.

         Effective December 3, 1997, Worlds Acquisition Corp. ("WAC") merged into the Registrant and the Registrant issued an aggregate of 14,200,000 shares of its Common Stock to the former stockholders of WAC. None of the stockholders of WAC received any consideration other than shares of the Registrant. This issuance of securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         On December 31, 1997 the Registrant sold a total of 585,000 shares at $1.00 per share, for a total purchase price of $585,000 to five accredited persons and one non-accredited person in a private offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The Registrant received net proceeds of $526,000 from this offering.

         On January 2, 1998, the Registrant sold 30,000 shares of its Common Stock at $1.00 per share, for a total purchase price of $30,000, to one accredited investor in a private offering exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933. The Registrant received net proceeds of $26,500 from this offering.

         On November 21, 1997, the Registrant issued 425,000 shares of its Common Stock as a financial advisory fee to its investment banker. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 27.          EXHIBITS

         The following exhibits were previously filed;

         3.1              Certificate of Incorporation*
         3.1.1            Certificate of Merger
         3.2              By-Laws
         4.1              Specimen Common Stock Certificate**
         5                Opinion of Heller, Horowitz & Feit, P.C.
         10.1             Merger Agreement between Worlds Acquisition Corp. and
                          Academic Computer Systems, Inc.***
         23.1             Consent of Heller, Horowitz & Feit, P.C.
                          (included in the Opinion filed as Exhibit 5)
         23.2             Consents of BDO Seidman, LLP


---------------
*        Incorporated by reference from Registration Statement No. 2-31876.
**       To be filed by Amendment
*** Incorporated by reference from the Company's Current Report on Form 8-K dated December 3, 1997.

         The following exhibits are filed herewith;

         4.1              Specimen Common Stock Certificate
         5.1              Amended Opinion of Heller, Horowitz & Feit, P.C.
         23.3             Consents of BDO Seidman, LLP

ITEM 28.        UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Company will provide to the Representative of the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement or amendment to be signed on its behalf by the undersigned, in the City of Boston and State of Massachusetts on the 26th day of April, 1998.

                                            WORLDS INC.

                                       By:  /s/ Thomas Kidrin
                                            ----------------------------
                                            Thomas Kidrin
                                            President, Chief Executive Officer
                                            and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                         TITLE                          DATE
---------                         -----                          ----

 /s/ Thomas Kidrin                President, CEO, Treasurer      April  26, 1998
-------------------------
     Thomas Kidrin

 /s/ Michael J. Scharf            Chairman                       April  27, 1998
-------------------------
     Michael J. Scharf

 /s/ Kenneth A. Locker            Director                       April  27, 1998
-------------------------
     Kenneth A. Locker

                                     EXHIBIT INDEX


4.1                     Specimen Common Stock Certificate
5.1                     Opinion of Heller, Horowitz & Feit, P.C.
23.3                    Consents of BDO Seidman, LLP